FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-11

Free Writing Prospectus

Preliminary Collateral Term Sheet

$740,314,909

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-C30

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Rialto Mortgage Finance, LLC

C-III Commercial Mortgage Finance LLC

Basis Real Estate Capital II, LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C30

July 15, 2015

WELLS FARGO SECURITIES

Lead Manager and

Sole Bookrunner

Deutsche Bank Securities	Morgan Stanley
Co-Manager	Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

No. 1 – Somerset Park Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance(1):	$73,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance(1):	$73,500,000			Location:	Troy, MI
% of Initial Pool Balance:	9.9%			Size:	2,226 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit(1):	$80,863
Borrower Names(2):	Various			Year Built/Renovated:	1964/2015
Sponsors:	Marc S. Solomon; Mark S. Rosen			Title Vesting:	Fee
Mortgage Rate:	4.550%			Property Manager:	Self-managed
Note Date:	June 30, 2015			3rd Most Recent Occupancy (As of):	88.6% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.2% (12/31/2013)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of):	89.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	90.2% (6/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$13,621,953 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$14,090,070 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of):	$14,747,617 (TTM 5/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$24,789,739
Additional Debt Type(1):	Pari Passu; Future Mezzanine			U/W Expenses:	$9,759,082
				U/W NOI:	$15,030,657
				U/W NCF:	$14,719,017
				U/W NOI DSCR(1):	1.81x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.77x
				U/W NOI Debt Yield(1):	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.2%
Taxes	$672,715	$106,780	NAP	As-Stabilized Appraised Value(4):	$249,750,000
Insurance	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(4):	May 20, 2016
Replacement Reserves	$26,500,000	$46,375	NAP	Cut-off Date LTV Ratio(1)(4):	72.1%
Environmental Reserve	$1,875	$0	NAP	LTV Ratio at Maturity or ARD(1)(4):	72.1%

(1)	The Somerset Park Apartments Loan Combination, totaling $180,000,000, is comprised of four pari passu notes (Notes A-1-1, A-1-2, A-1-3, A-2-1, A-2-2 and A-2-3). The controlling Notes A-1-1 and A-2-1 had a combined original principal balance of $73,500,000, have a combined outstanding principal balance as of the Cut-Off Date of $73,500,000 and will be contributed to the WFCM 2015-C30 Trust. The non-controlling Notes A-1-2, A-1-3, A-2-2 and A-2-3 had a combined original principal balance of $106,500,000, are currently held by Rialto Mortgage Finance, LLC and are expected to be contributed to a future trust or trusts. All statistical financial information related to the balances per unit, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Somerset Park Apartments Loan Combination.
(2)	See “The Borrowers” section.
(3)	See “Escrows” section.
(4)	The “As-Stabilized” Appraised Value assumes the completion of $14.6 million of capital improvements as of May 20, 2016. An upfront replacement reserve of $26.5 million is in place. The appraiser concluded to an “as-is” appraised value of $227,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “as-is” value is 79.1%.

The Mortgage Loan. The mortgage loan (the “Somerset Park Apartments Loan Combination”) is evidenced by four pari passu promissory notes (the A-1-1, A-1-2, A-1-3, A-2-1, A-2-2 and A-2-3 notes) secured by a first mortgage encumbering a garden-style multifamily property located in Troy, Michigan (the “Somerset Park Apartments Property”). The Somerset Park Apartments Loan Combination was originated on June 30, 2015 by Rialto Mortgage Finance, LLC. The Somerset Park Apartments Loan Combination had an original principal balance of $180,000,000, has an outstanding principal balance as of the Cut-off Date of $180,000,000 and accrues interest at an interest rate of 4.550% per annum. The Somerset Park Apartments Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the Somerset Park Apartments Loan Combination. The Somerset Park Apartments Loan Combination matures on July 6, 2025.

Notes A-1-1 and A-2-1, which will be contributed to the WFCM 2015-C30 Trust, had an aggregate original principal balance of $73,500,000, have an aggregate outstanding balance as of the Cut-Off Date of $73,500,000 and collectively represent the controlling interest in the Somerset Park Apartments Loan Combination. Notes A-1-2, A-1-3, A-2-2 and A-2-3 (the “Somerset Park Apartments Companion Loan”), which are currently held by Rialto Mortgage Finance, LLC and are expected to be contributed to a future trust or trusts, had an aggregate original principal balance of $106,500,000 and each represents the non-controlling interests in the Somerset Park Apartments Loan Combination. See “Description of the Mortgage Pool – Loan Combinations-The Somerset Park Apartments Loan Combination” in the Free Writing Prospectus. The lender provides no assurances that each of the Notes A-1-2, A-1-3, A-2-2 and A-2-3 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

SOMERSET PARK APARTMENTS

Following the lockout period, the borrower has the right to defease the Somerset Park Apartments Loan Combination in whole, but not in part, on any date prior to January 6, 2025. In addition, the Somerset Park Apartments Loan Combination is prepayable without penalty on or after January 6, 2025.

Sources and Uses

Sources			Uses
Original loan combination amount	$180,000,000	73.2%	Purchase Price	$216,000,000	87.8%
Sponsors’ new cash contribution	65,943,738	26.8	Reserves	27,174,590	11.0
			Closing Costs	2,769,148	1.1
Total Sources	$245,943,738	100.0%	Total Uses	$245,943,738	100.0%

The Property. The Somerset Park Apartments Property is a 2,226-unit garden-style multifamily property consisting of 158 two-story residential buildings situated on approximately 290.0 acres and located in Troy, Michigan. The Somerset Park Apartments Property is located 20 miles northwest of the Detroit central business district and adjacent to Somerset Collection, an upscale, luxury super-regional mall with more than 180 specialty stores. The Somerset Park Apartments Property was constructed from 1964 to 1970 and features 594 one-bedroom units, 1,500 two-bedroom units and 132 three-bedroom units. The one-bedroom units have floor plans ranging from 700 to 1,100 square feet and average 860 square feet; the two-bedroom units have floor plans ranging from 850 to 1,600 square feet and average 1,172 square feet; the three-bedroom units have floor plans ranging from 924 to 1,800 square feet and average 1,674 square feet; the two-bedroom townhomes have floor plans ranging from 1,276 to 1,550 square feet and average 1,456 square feet and the three-bedroom townhomes have floor plans totaling 1,600 square feet. Overall, unit sizes range from 700 square feet to 1,800 square feet, with an average unit size of 1,124 square feet. Community amenities consist of a nine-hole golf course, a 16-acre park, a 2.5-mile walking path, five swimming pools with sun decks, a fitness center, eight tennis courts, a sand volleyball court, a basketball court, a softball field, cross-county skiing trails, a children’s playground, a leasing office and an activities center. Unit amenities include fully equipped kitchens, ceramic tiled baths, large closets, private patios/balconies, covered parking, ceiling fans, individual alarm systems, and washer/dryer connections. Selected units feature private entrances and walk-in closets. The Somerset Park Apartments Property contains 4,166 surface and carport parking spaces, reflecting an overall parking ratio of 1.9 spaces per unit. As of June 1, 2015, the Somerset Park Apartments Property was 90.2% occupied.

Following the acquisition of the Somerset Park Apartments Property, the borrowers plan to invest $34.2 million ($15,364 per unit) in the Somerset Park Apartments Property for unit interior renovations, the addition of washer and dryers to each unit and the conversion of the two-bedroom/one bathroom units to two-bedroom/two bathroom units. Additional planned renovations include replacement of all unit windows and updates to all common hallways. The borrowers have also indicated that improvements are also planned for the common amenities including updating the leasing office and activities buildings. Interior unit renovations will take place initially in currently vacant units and later, in units as they turn over, and are expected to be completed within five years.

The following table presents certain information relating to the unit mix of the Somerset Park Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom / 1 Bath	594	26.7%	860	$813
2 Bedroom / 1 Bath	1,022	45.9%	1,068	$942
2 Bedroom / 2 Bath	424	19.0%	1,420	$1,117
2 Bedroom / 1.5 Bath Townhouse	54	2.4%	1,456	$1,294
3 Bedroom / 2 Bath	112	5.0%	1,674	$1,484
3 Bedroom / 2.5 Bath Townhouse	20	0.9%	1,600	$1,510
Total/Weighted Average	2,226	100.0%	1,124	$982

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Somerset Park Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/1/2015(2)
88.6%	85.2%	89.0%	90.2%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

SOMERSET PARK APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Somerset Park Apartments Property:

Cash Flow Analysis

	2012	2013	2014	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$23,527,795	$24,671,362	$25,619,513	$26,164,959	$23,671,212	95.5%	$10,634
Grossed Up Vacant Space	0	0	0	0	2,584,442	10.4	1,161
Concessions	0	0	0	0	0	0.0	0
Other Income	1,029,576	1,072,722	1,116,409	1,203,420	1,203,420	4.9	541
Less Vacancy & Credit Loss	(3,148,730)	(3,238,295)	(3,280,155)	(3,302,927)	(2,669,335)(1)	(10.8)	(1,199)
Effective Gross Income	$21,408,641	$22,505,789	$23,455,767	$24,065,452	$24,789,739	100.0%	$11,136

Total Operating Expenses	$8,411,600	$8,883,836	$9,365,697	$9,317,835	$9,759,082	39.4%	$4,384

Net Operating Income	$12,997,041	$13,621,953	$14,090,070	$14,747,617	$15,030,657	60.6%	$6,752
Capital Expenditures	0	0	0	0	311,640	1.3	140
Net Cash Flow	$12,997,041	$13,621,953	$14,090,070	$14,747,617	$14,719,017	59.4%	$6,612

NOI DSCR	1.56x	1.64x	1.69x	1.77x	1.81x
NCF DSCR	1.56x	1.64x	1.69x	1.77x	1.77x
NOI DY	7.2%	7.6%	7.8%	8.2%	8.4%
NCF DY	7.2%	7.6%	7.8%	8.2%	8.2%

(1)	The underwritten economic vacancy is 10.2%. The Somerset Park Apartments Property was 90.2% physically occupied as of June 1, 2015.

Appraisal. As of the appraisal valuation date of May 20, 2015, the Somerset Park Apartments Property had an “as-is” appraised value of $227,500,000. The appraiser also concluded to an “as-stabilized” value of $249,750,000 with an “as-stabilized” valuation date of May 20, 2016. The “as-stabilized” valuation assumes that $14.6 million in renovations are completed within the first year. $26.5 million of the $34.2 million in aggregate budgeted renovation costs was reserved upfront.

Environmental Matters. According to a Phase I environmental assessment dated June 2, 2015, there was no evidence of any recognized environmental conditions at the Somerset Park Apartments Property.

Market Overview and Competition. The Somerset Park Apartments Property is located in Troy, Michigan, approximately 20 miles northwest of the Detroit central business district. The Detroit metropolitan statistical area’s population of 4.3 million accounts for approximately 43.4% of the state of Michigan. Land uses surrounding the Somerset Park Apartments Property consist of retail and commercial developments along the Big Beaver Road corridor (the primary commercial artery for the neighborhood) interspersed with residential development. The Somerset Collection, located directly adjacent to the Somerset Park Apartments Property, is a super-regional mall containing approximately 1.5 million square feet with more than 180 stores and is anchored by Neiman Marcus, Saks Fifth Avenue, Nordstrom and Macy’s. The area’s largest automobile corridor, the Troy Motor Mall, is located just south of the Somerset Park Apartments Property and offers domestic and import brands as well as luxury brands such as Rolls Royce, Bentley, Bugatti and Lamborghini. Additional retailers are located along Big Beaver Road, the primary commercial corridor in the area, including freestanding and in-line retail, bank branches, and restaurants. Big Beaver Road is also a significant office corridor for the area, with approximately half of the 13.0 million square feet of office space found within the Troy office market. Primary regional access to the neighborhood is provided by Interstate 75, located approximately 1.6 miles east of the Somerset Park Apartments Property. Interstate 75 is the primary north/south freeway through the Detroit metropolitan statistical area and connects to Interstate 696, which is the primary east/west freeway through the northern suburbs of Detroit. Lastly, the Somerset Park Apartments Property is situated two blocks south of Big Beaver Road, the primary east/west commercial thoroughfare through Troy. The estimated 2015 population within a one, three, and five-mile radius of the Somerset Park Apartments Property is 8,471, 89,070, and 242,570, respectively, and the average household income within the same one, three and five mile radii is $84,985, $100,794, and $98,333, respectively.

According to a third party market research report, the Somerset Park Apartments Property is located in the Detroit multifamily market and the Troy/Birmingham multifamily submarket. As of fourth quarter 2014, the Detroit market contained 214,301 units, with a 3.0% vacancy rate, and average monthly asking rent of $901 per unit. As of fourth quarter 2014, the Troy/Birmingham multifamily submarket contained 8,748 units, with a 2.0% vacancy rate, and average monthly asking rent of $1,137 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

SOMERSET PARK APARTMENTS

The following table presents certain information relating to comparable multifamily properties for the Somerset Park Apartments Property:

Competitive Set(1)

	Somerset Park Apartments (Subject)	Eagles Landing of Troy	Village Green of Troy	Charter Square Apartments	Buckingham Square Apartments	Amber Creek Village
Location	Troy, MI	Troy, MI	Troy, MI	Troy, MI	Troy, MI	Troy, MI
Distance to Subject	-	3.0 miles	2.6 miles	1.9 miles	4.4 miles	2.1 miles
Property Type	Garden	Garden	Mid-Rise	Garden	Garden	Garden
Number of Units	2,226	544	168	492	146	91
Average Rent (per unit)
Studio	NAP	NAP	NAP	NAP	NAP	$695-$745
1BR	$813	$775-$915	$850	$780-$825	$865-$955	$795-$895
2BR	$942-$1,294	$835-$1,000	$890-$975	$885-$910	$985-$1,280	$895-$1,345
3BR	$1,484-$1,510	NAP	NAP	$1,119-$1,130	$1,525	NAP
Utilities	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant
Total Occupancy	90%	97%	99%	98%	98%	99%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrowers, Troy Apts I, LLC, Troy Apts II, LLC, Troy Apts III, LLC and Troy Apts IV, LLC, are tenant-in-common borrowers, each structured as a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Somerset Park Apartments Mortgage Loan Combination. Marc S. Solomon and Mark S. Rosen are the guarantors of certain nonrecourse carveouts under the Somerset Park Apartments Loan Combination.

The Sponsors. The sponsors, Marc S. Solomon and Mark S. Rosen, are founders and principals of The Solomon Organization. Marc Solomon has over 40 years of commercial real estate experience and has participated in commercial real estate transactions in excess of $2.0 billion as a principal. Mark Rosen is a principal of The Solomon Organization and has over 30 years of commercial real estate experience. Mr. Rosen has served as a past president of the New Jersey Apartment Association. The Solomon Organization owns and manages over 12,000 units in Connecticut, Michigan, New Jersey, New York and Pennsylvania.

Escrows. The loan documents provide for upfront escrows in the amount of $672,715 for real estate taxes, $1,875 for an environmental reserve and $26,500,000 for a capital expenditure reserve. The loan documents also provide for ongoing monthly reserves in the amount of $106,780 for real estate taxes and $46,375 for replacement reserves. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the Somerset Park Apartments Property is insured via an acceptable blanket insurance policy and (iii) the borrowers provide the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

The $26.5 million upfront capital expenditure reserve will be used for unit interior renovations ($13,680,000), the addition of washer & dryers to each unit ($6,100,000) and the conversion of the two-bedroom/one bathroom units to two-bedroom/ two bathroom units ($3,350,000). Additional renovations include replacement of all unit windows and updates to all common hallways. Improvements are also planned for the common amenities including updating the leasing office and activities buildings. The borrowers have informed the loan seller that they plan to spend approximately $34.2 million ($15,364 per unit) on the renovation, of which $14.6 million is expected to be completed by June 2016. The last $5.0 million of funds in the capital expenditure reserve will not be released to the borrowers until the $26.5 million in capital improvements are complete and the Somerset Park Apartments Property achieves a net operating income debt yield of at least 8.75% based on the trailing twelve months performance.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the Somerset Park Apartments Loan Combination requires the borrowers to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrowers or the property manager be deposited into the lockbox account within five business days of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrowers, the guarantors or the property manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 90 days for the borrowers or guarantors and 120 days for the property manager, among other conditions. The bankruptcy of the property manager may also be cured by the borrowers replacing the property manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrowers, the guarantors, or the property manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 90 day for the borrowers or guarantors and 120 days for the property manager, among other conditions. The bankruptcy of the property manager may also be cured by the borrower replacing the property manager with a qualified manager acceptable to the lender.

Property Management. The Somerset Park Apartments Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

SOMERSET PARK APARTMENTS

Assumption. The borrowers have the right to transfer the Somerset Park Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates and similar confirmations from each rating agency rating securities backed by the Somerset Park Apartments Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrowers have the right to incur mezzanine financing subject to the satisfaction of certain conditions, including, but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, Moody’s and Morningstar; (ii) the combined loan-to-value ratio is not greater than 75.0%; (iii) the combined debt service coverage ratio is not less than 1.25x; and (iv) the lender receives rating agency confirmation from Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Somerset Park Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

No. 2 – Riverpark Square

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$60,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$60,000,000			Location:	Spokane, WA
% of Initial Pool Balance:	8.1%			Size(2):	374,490 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$160.22
Borrower Name:	River Park Square, L.L.C.			Year Built/Renovated:	1973/2001
Sponsor:	Cowles Company			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	July 7, 2015			3rd Most Recent Occupancy (As of):	94.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.0% (12/31/2013)
Maturity Date:	July 11, 2025			Most Recent Occupancy (As of):	97.0% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	95.3% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,744,460 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,811,303 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$6,796,876 (TTM 4/30/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$11,860,049
Additional Debt Type:	NAP			U/W Expenses:	$5,304,051
				U/W NOI:	$6,555,998
Escrows and Reserves(1):				U/W NCF:	$6,046,393
				U/W NOI DSCR:	1.88x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.73x
Taxes	$226,542	$75,514	NAP	U/W NOI Debt Yield:	10.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	10.1%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value(3):	$110,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date(3):	May 29, 2015
Outstanding TI Reserve	$5,051,064	$0	NAP	Cut-off Date LTV Ratio(3):	54.5%
Apple Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(3):	46.1%

(1)	See “Escrows” section.
(2)	The square footage includes 13,951 square feet that is leased by the borrower in the AMBS Building, which is owned by an unaffiliated third party, and subleased to certain retail tenants, including Apple, Inc. See “Property” section.
(3)	The appraiser concluded to an “As-Stabilized” value of $116,000,000 based on an As-Stabilized valuation date of December 1, 2015. The as-stabilized value is primarily based on the payment of tenant improvement costs related to AMC Theater and Twig’s Bistro & Martini Bar, which were reserved upfront. The As-Stabilized Cut-off Date LTV Ratio is 51.7% and the As-Stabilized LTV Ratio at Maturity is 43.7%.

The Mortgage Loan. The mortgage loan (the “Riverpark Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Spokane, Washington (the “Riverpark Square Property”). The Riverpark Square Mortgage Loan was originated on July 7, 2015 by Wells Fargo Bank, National Association. The Riverpark Square Mortgage Loan had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and accrues interest at an interest rate of 4.130% per annum. The Riverpark Square Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Riverpark Square Mortgage Loan matures on July 11, 2025.

Following the lockout period, the borrower has the right to defease the Riverpark Square Mortgage Loan in whole, but not in part, on any date before April 11, 2025. In addition, the Riverpark Square Mortgage Loan is prepayable without penalty on or after April 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

RIVERPARK SQUARE

Sources and Uses

Sources			Uses
Original loan amount	$60,000,000	100.0%	Loan payoff(1)	$48,951,818	81.6%
			Reserves	5,277,606	8.8
			Closing costs	506,933	0.8
			Return of equity	5,263,643	8.8
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	The Riverpark Square Property was previously securitized in the GCCFC 2005-GG5 transaction.

The Property. The Riverpark Square Property is a five-story regional mall totaling 374,490 square feet located in the central business district of Spokane, Washington. Originally built in 1973, the sponsor razed and rebuilt the Riverpark Square Property in two phases in 1999 and 2000, with Phase I consisting of the Nordstrom anchor and retail space west of the atrium (including 14 of AMC Theater’s 20 screens), and Phase II consisting of retail space east of the atrium (including the other six AMC Theater screens).The Riverpark Square Property is comprised of five buildings that are connected via a second floor skyway and features a four-level atrium with glass panel skylights providing ample natural light. The atrium includes the main entrance off Main Avenue, escalator access to the upper floors, and access to the north-south and east-west corridors containing the remainder of the small shop space. The sponsor has a reported total cost basis of approximately $96.5 million.

The Riverpark Square Property is anchored by Nordstrom, located at the west end of the Riverpark Square Property, and AMC Theater, located on the entire fourth and fifth floors, both of which have been in occupancy for over 15 years. Other major tenants include Apple, Inc. (“Apple”), Banana Republic, Pottery Barn and The North Face; however, no other tenant (outside of the anchors) represents more than 4.4% of the net rentable area. There are no other Nordstrom locations in the Inland Northwest region and the nearest Nordstrom store is located approximately 220 miles west of the Riverpark Square Property in Seattle, Washington. AMC Theater recently executed a lease amendment extending its lease for a 15-year term following the completion of an approximate $8.0 million renovation to its space. AMC Theater will fund approximately $4.0 million of the renovations, which include installing new seating, upgrading the sight and sound equipment, updating the concessions area and installing a bar and lounge. The Riverpark Square Property has averaged 95.0% occupancy since 2006, and has generated total sales of approximately $97.3 million in 2011, $106.9 million in 2012, $122.3 million in 2013 and $111.0 million in 2014, respectively. Parking at the Riverpark Square Property is provided via a ten-story parking garage containing 1,302 parking spaces and three additional surface lots for a total of 1,305 parking spaces resulting in a parking ratio of 3.5 spaces per 1,000 square feet of net rentable area. As of May 1, 2015, the Riverpark Square Property was 95.3% occupied by 46 tenants.

The overall center includes a 13,951 square foot building (“AMBS Building”) that is integrated as part of the Riverpark Square Property but is owned by an unaffiliated third party and the related income is not part of the appraised value. The borrower leases the entire AMBS Building and subleases 9,773 square feet to retail tenants, including Apple. The AMBS Building lease expires on January 31, 2031 and is guaranteed by the sponsor. See the “Cash Flow Analysis” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

RIVERPARK SQUARE

The following table presents certain information relating to the tenancy at the Riverpark Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant – Collateral
Nordstrom	BBB+/Baa1/A-	128,975	34.4%	$10.08	$1,300,000	21.9%	$215	4.7%	2/28/2020
AMC Theater	NR/NR/B+	80,811	21.6%	$15.00	$1,212,165	20.4%	$325,537(4)	21.2%	12/31/2030(5)
Total Anchor Tenant – Collateral		209,786	56.0%	$11.97	$2,512,165	42.2%

Major Tenants – Collateral
Twig’s Bistro & Martini Bar(6)	NR/NR/NR	7,672	2.0%	$28.00(6)	$214,816(6)	3.6%	$267	14.5%	10/31/2025
Apple(7)	NR/Aa1/AA+	7,059(7)	1.9%	$30.00	$211,770	3.6%	$4,784	0.9%	1/31/2021
Banana Republic	BBB-/Baa3/BBB-	6,519	1.7%	$30.80	$200,785	3.4%	$291	14.0%	1/31/2020
Pottery Barn	NR/NR/NR	9,600	2.6%	$20.59	$197,664	3.3%	$366	11.1%	1/31/2023
The North Face	NR/A3/A	7,381	2.0%	$23.00	$169,763	2.9%	$266	13.6%	1/31/2022(8)
Total Major Tenants – Collateral		38,231	10.2%	$26.02	$994,798	16.7%

Non-Major Tenants – Collateral		108,712	29.0%	$22.47	$2,442,587	41.1%

Occupied Collateral Total		356,729	95.3%	$16.68	$5,949,550	100.0%

Vacant Space		17,761	4.7%

Collateral Total		374,490(7)	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through February 2016, totaling $57,881.
(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2014.
(4)	Sales PSF for AMC Theater reflect the sales per screen based on 20 screens.
(5)	AMC Theater executed a lease amendment that extends the lease term for 15 years following the completion of a $8.0 million renovation of the AMC Theater space. The renovation is expected to be completed by December 31, 2015.
(6)	Twig’s Bistro & Martini Bar is currently closed as the tenant completes the build out of its expansion space and rent will recommence on October 8, 2015. All related outstanding tenant improvement expenses and free rent have been reserved upfront.
(7)	Apple is located in the AMBS Building that is incorporated with but not owned by the borrower. The borrower leases the entire AMBS Building from an unaffiliated third party and in turn subleases that space to tenants.
(8)	The North Face has the right to terminate its lease on March 31, 2017 with 45 days’ notice if sales for the trailing 12-month period ending January 31, 2017 do not exceed $350 per square foot.

The following table presents certain information relating to the historical sales and occupancy costs at the Riverpark Square Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2012	2013	2014	Current Occupancy Cost
Nordstrom	$263	$250	$215	4.7%
AMC Theater	$330,217(2)	$336,187(2)	$325,537(2)	21.2%

Total Comparable In-Line	$532	$655	$587	11.8%
Total Comparable In-Line (without Apple)	$323	$322	$324	12.5%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales have been excluded from the chart above. Current Occupancy Cost is based on 2014 sales.
(2)	Sales PSF for AMC Theater reflect the sales per screen based on 20 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

RIVERPARK SQUARE

The following table presents certain information relating to the lease rollover schedule at the Riverpark Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	946	0.3%	946	0.3%	$25,000	$26.43
2015	5	11,417	3.0%	12,363	3.3%	$242,651	$21.25
2016	6	15,136	4.0%	27,499	7.3%	$418,250	$27.63
2017	8	15,157	4.0%	42,656	11.4%	$388,989	$25.66
2018	3	11,074	3.0%	53,730	14.3%	$232,808	$21.02
2019	6	13,910	3.7%	67,640	18.1%	$349,236	$25.11
2020	6	159,031	42.5%	226,671	60.5%	$1,693,865	$10.65
2021	3	10,934	2.9%	237,605	63.4%	$360,445	$32.97
2022	2	12,080	3.2%	249,685	66.7%	$311,976	$25.83
2023	1	9,600	2.6%	259,285	69.2%	$197,664	$20.59
2024	2	4,586	1.2%	263,871	70.5%	$248,886	$54.27
2025	2	12,047	3.2%	275,918	73.7%	$267,616	$22.21
Thereafter	1	80,811	21.6%	356,729	95.3%	$1,212,165	$15.00
Vacant	0	17,761	4.7%	374,490	100.0%	$0	$0.00
Total/Weighted Average	46	374,490(4)	100.0%			$5,949,550	$16.68

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	The square footage includes 13,951 square feet that is leased by the borrower in the AMBS Building, which is owned by an unaffiliated third party, and subleased to certain retail tenants.

The following table presents historical occupancy percentages at the Riverpark Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(2)
94.0%	97.0%	97.0%	95.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

RIVERPARK SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Riverpark Square Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W(1)	% of Effective Gross Income	U/W $ per SF
Base Rent	$5,770,801	$5,947,432	$5,914,460	$5,949,550(2)	50.2%	$15.89
Grossed Up Vacant Space	0	0	0	581,314	3.0	0.95
Percentage Rent	154,424	158,293	158,342	93,076	0.8	0.25
Total Reimbursables	2,542,819	2,521,259	2,519,742	2,265,107	19.1	6.05
Other Income	237,420	208,350	213,474	208,350	1.8	0.56
Parking Income	3,268,855	3,331,509	3,275,043	3,331,509	28.1	8.90
Less Vacancy & Credit Loss	(20,000)	(65,000)	(20,000)	(610,250)(3)	(5.1)	(1.62)
Effective Gross Income	$11,954,318	$12,101,843	$12,061,061	$11,860,049	100.0%	$31.67

Total Operating Expenses	$5,209,859	$5,290,540	$5,264,185	$5,304,051	44.7%	$14.16
Net Operating Income	$6,744,460	$6,811,303	$6,796,876	$6,555,998	55.3%	$17.51
TI/LC	0	0	0	427,966	3.6	1.14
Capital Expenditures	0	0	0	81,639	0.7	0.22
Net Cash Flow	$6,744,460	$6,811,303	$6,796,876	$6,046,393	51.0%	$16.15

NOI DSCR	1.93x	1.95x	1.95x	1.88x(1)
NCF DSCR	1.93x	1.95x	1.95x	1.73x(1)
NOI DY	11.2%	11.4%	11.3%	10.9%(1)
NCF DY	11.2%	11.4%	11.3%	10.1%(1)

(1)	The U/W cash flow includes sublease income from the tenants located in the AMBS Building and all expenses associated with the operations and maintenance of the AMBS Building. The U/W NOI DSCR, NCF DSCR, NOI DY and NCF DY excluding all income and expenses related to the AMBS Building are 1.81x, 1.67x, 10.6% and 9.7%, respectively.
(2)	U/W Base Rent includes contractual rent increases through February 2016, totaling $57,881.
(3)	The underwritten economic vacancy is 9.3%. The Riverpark Square Property was 95.3% physically occupied as of May 1, 2015.

Appraisal. As of the appraisal valuation date of May 29, 2015, the Riverpark Square Property had an “as-is” appraised value of $110,000,000. The appraised value does not include income derived from the AMBS Building. The appraiser also concluded to an “as-stabilized” value of $116,000,000 with an as-stabilized valuation date of December 1, 2015. The as-stabilized value is primarily based on the payment of tenant improvement costs related to AMC Theater and Twig’s Bistro & Martini Bar, which were reserved upfront.

Environmental Matters. According to the Phase I environmental assessment dated June 5, 2015, there was no evidence of any recognized environmental conditions at the Riverpark Square Property.

Market Overview and Competition. The Riverpark Square Property is located at the northeast corner of West Main Avenue and North Lincoln Street in the central business district of Spokane, Washington, the second largest city in the state. The Riverpark Square Property is located within 300 yards of the Spokane River, just south of Riverfront Park, a 100-acre park originally created for the 1974 World’s Fair. The city of Spokane recently announced a $64.0 million renovation project to redevelop the Riverfront Park, including updating the playground, relocating the ice rink, constructing a new building for the carrousel and updating the pavilion. The Riverpark Square Property is located approximately 0.3 miles west of the Spokane Convention Center, which recently completed a reported $50.0 million expansion adding approximately 91,000 square feet of exhibit, ballroom, reception, meeting room and back-house space. Conventions already scheduled as a result of the expansion are expected to bring approximately $120.0 million in direct economic impact to the area. Downtown Spokane is densely built-out with a mixture of low- and mid-rise office and retail uses. The 2015 estimated population within a one, three- and five-mile radius of the Riverpark Square Property was 14,318, 102,665 and 210,485, respectively, and the estimated average household income within the same radii was $32,190, $51,360 and $55,601, respectively. The Riverpark Square Property has a primary trade area of 50-miles, with a 2015 estimated population and average household income of 703,680 and $63,718, respectively.

The Riverpark Square Property is located in the Spokane central business district retail submarket within the Spokane metropolitan area which is mostly built-out and has experienced modest new supply over the past several years. According to the appraisal, there are currently no retail projects under construction within the submarket; however, Urban Outfitters has a signed a letter of intent to lease a building adjacent to the Riverpark Square Property. As of the first quarter of 2015, the submarket reported a total inventory of 248 properties totaling approximately 3.8 million square feet with a 7.2% vacancy and average asking rent of $14.85 per square foot on a triple-net basis. The appraiser concluded to a gross market rent for a variety of tenant spaces and, overall, concluded that the in-place rents at the Riverpark Square Property are approximately 10.2% below market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

RIVERPARK SQUARE

The following table presents certain information relating to some comparable retail properties for the Riverpark Square Property:

Competitive Set(1)

	Riverpark Square (Subject)	Northtown Mall	Spokane Valley Mall	Silver Lake Mall
Location	Spokane, WA	Spokane, WA	Spokane, WA	Coeur d’Alene, ID
Distance from Subject	--	3.0 miles	10.0 miles	30.0 miles
Property Type	Regional Mall	Super Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1973/2001	1954/2000	2001/NAP	1989/NAP
Anchor Tenants	Nordstrom, AMC Theater	Macy’s, Sears, JC Penney, Kohl’s, Marshalls, Barnes & Noble, Regal Cinemas	Macy’s, JC Penney, Sears, Regional Cinemas	Macy’s, JC Penney, Sears, Sports Authority
Total GLA	374,490 SF	811,887 SF	870,000 SF	325,000 SF
Total Occupancy	95%	87%	97%	96%

(1)	Information obtained from the appraisal, third party market research reports and underwritten rent roll.

The Borrower. The borrower is River Park Square, L.L.C., a Washington limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Riverpark Square Mortgage Loan. The Cowles Company is the guarantor of certain nonrecourse carveouts under the Riverpark Square Mortgage Loan.

The Sponsor. The sponsor is the Cowles Company, a fourth generation family-owned enterprise that operates a portfolio of legacy companies and seeks to invest in high growth businesses for the long-term benefit of shareholders, customers, employees and communities in which it operates. In addition to the ownership of the Riverpark Square Property, the Cowles Company real estate division includes Centennial Real Estate Investments, which manages approximately 1.0 million square feet of retail and commercial space in the greater Spokane area and approximately 1,300 acres of raw land zoned for commercial, industrial and residential use in the Spokane Valley.

Escrows. The loan documents provide for upfront reserves of $226,542 for taxes and $5,051,064 for outstanding tenant improvement obligations related to AMC Theater ($4,000,000) and Twigs Bistro & Martini Bar ($1,051,064). Ongoing monthly reserves are required in an amount equal to $75,514 for taxes. Ongoing monthly reserves in an amount equal to $6,803 for replacement reserves and $35,697 for tenant improvements and leasing commissions are suspended as long as no event of default has occurred and the amortizing debt service coverage ratio is at least 1.30x. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Riverpark Square Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums when due. Upon the occurrence of Apple failing to renew its lease or providing notice of its intention not to renew its lease, the borrower will deposit into the reserve an amount equal to 125.0% of the estimated cost to complete the Apple Restoration Work (as defined below).

“Apple Restoration Work” is defined as the work required under the AMBS Building lease to be performed by the borrower upon the expiration of the Apple lease, which includes the removal of the façade installed on the storefront and re-installation of the elevator, escalators, stairwell and stairs that were removed prior to the Apple tenancy.

Lockbox and Cash Management. The Riverpark Square Mortgage Loan required a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposits all rents directly into such lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. Upon the occurrence of a Cash Trap Event Period, the borrower or property manager will direct tenants to deposit all rents into the lockbox account and all excess funds on deposit in the lockbox account are swept into a lender-controlled sub-account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing flow debt service coverage ratio being less than 1.20x; (iii) the occurrence of a Nordstrom Trigger Period (as defined below); or (iv) the borrower failing to deposit the required amount for the Apple Restoration Work. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.20 for two consecutive calendar quarters; with regard to clause (iii), upon a Nordstrom Trigger Period ending; or with regard to clause (iv), upon the borrower depositing the required amount for the Apple Restoration Work.

A “Nordstrom Trigger Period” will commence upon the occurrence of the earlier of (i) Nordstrom being in material default under its lease; (ii) Nordstrom going dark or failing to be in physical occupancy of its space; (iii) Nordstrom terminating its lease or giving notice of its intention to terminate its lease or the Nordstrom lease failing to be in full force or effect; (iv) Nordstrom filing bankruptcy or similar insolvency or any resulting rent abatement or relief granted without the lender’s consent; or (v) Nordstrom failing to renew its lease prior to March 1, 2019. A Nordstrom Trigger Period will expire with regard to clause (i), upon Nordstrom curing all defaults under the Nordstrom lease; with regard to clause (ii), Nordstrom being in occupancy and open for business; with regard to clause (iii) Nordstrom revoking or rescinding its termination notice and affirming that the Nordstrom lease is in full force and effect; with regard to clause (iv) and clause (v),Nordstrom renewing or extending its lease on terms acceptable to the lender;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

RIVERPARK SQUARE

Nordstrom no longer being insolvent or subject to bankruptcy proceedings and reaffirming its lease and Nordstrom is paying full, unabated rent; or with regard to all of the above,the borrower leasing the entire Nordstrom space to an acceptable replacement tenant on a lease acceptable to lender and the replacement tenant is in occupancy, open for business and paying full, unabated rent.

Property Management. The Riverpark Square Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Riverpark Square Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Riverpark Square Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

No. 3 – Simmons Tower

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$44,175,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$44,106,462			Location:	Little Rock, AR
% of Initial Pool Balance:	6.0%			Size:	623,354 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$70.78
Borrower Name:	Capitol Avenue Development Co. I, LLC			Year Built/Renovated:	1986/2014
Sponsor:	Flake & Kelley Management, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.960%			Property Manager:	Self-managed
Note Date:	July 10, 2015			3rd Most Recent Occupancy (As of):	82.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	83.2% (12/31/2013)
Maturity Date:	July 11, 2025			Most Recent Occupancy (As of):	85.4% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	85.7% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$5,145,023 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,112,107 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$5,080,033 (TTM 3/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine
				U/W Revenues:	$9,761,370
				U/W Expenses:	$4,589,926
				U/W NOI:	$5,171,444
				U/W NCF:	$4,479,184
Escrows and Reserves(2):				U/W NOI DSCR:	1.67x
				U/W NCF DSCR:	1.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.7%
Taxes	$525,430	$52,543	NAP	U/W NCF Debt Yield:	10.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$58,900,000
Replacement Reserves	$0	$12,987	$467,516	As-Is Appraisal Valuation Date:	April 23, 2015
TI/LC Reserve	$0	$64,933	$2,337,578	Cut-off Date LTV Ratio:	74.9%
Tenant Specific TI/LC Reserve	$877,750	$0	NAP	LTV Ratio at Maturity or ARD:	56.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interests in the Simmons Tower Mortgage Loan borrower and certain affiliates have been pledged to secure additional subordinate indebtedness of $16,522,474, along with $11,914,720 of accrued interest and principal, which is held by an entity affiliated with the borrower. The LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the Simmons Tower Property Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, the combined LTV ratio and the combined U/W NCF Debt Yield are 0.91x, 122.0% and 6.2%, respectively. However, all subordinate debt payments are currently accruing and are only required to be paid to the extent there is excess cash flow after payment of debt service on the Simmons Tower Property Mortgage Loan.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Simmons Tower Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 40-story office building and an adjacent parking garage located in Little Rock, Arkansas (the “Simmons Tower Property”). The Simmons Tower Mortgage Loan was originated on July 10, 2015 by Wells Fargo Bank, National Association. The Simmons Tower Mortgage Loan had an original principal balance of $44,175,000, has an outstanding principal balance as of the Cut-off Date of $44,106,462 and accrues interest at an interest rate of 4.960% per annum. The Simmons Tower Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Simmons Tower Mortgage Loan matures on July 11, 2025.

Following the lockout period, the borrower has the right to defease the Simmons Tower Mortgage Loan in whole, but not in part, on any date before April 11, 2025. In addition, the Simmons Tower Mortgage Loan is prepayable without penalty on or after April 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

SIMMONS TOWER

Sources and Uses

Sources			Uses
Original loan amount	$44,175,000	100.0%	Loan payoff(1)	$41,781,691	94.6%
			Reserves	1,403,180	3.2
			Closing costs	709,815	1.6
			Return of equity	280,314	0.6
Total Sources	$44,175,000	100.0%	Total Uses	$44,175,000	100.0%

(1)	The Simmons Tower Property was previously securitized in the JPMCC 2005-LDP4 transaction.

The Property. The Simmons Tower Property is a 40-story, class A office tower totaling 620,288 square feet with ground floor retail (13,085 square feet; 2.1% of net rentable area) and an attached parking garage located in the Little Rock, Arkansas central business district (“CDB”). Constructed in 1986, the Simmons Tower Property is the tallest building in Little Rock, has a three-story lobby and provides for panoramic views of the Arkansas River and the Little Rock area. Amenities at the Simmons Tower Property include a fitness center, outdoor terraces and balconies, on-site leasing/management office, 24-hour security desk as well as ground floor retail, which includes Simmons First National Bank branch, Subway, a salon, and a flower/sundry shop. Parking is provided via an eight-level 952-space parking structure attached via sky-bridge resulting in a parking ratio of 1.5 spaces per 1,000 rentable square feet. The largest tenant at the Simmons Tower Property, Entergy Arkansas, Inc. (166,798 square feet; 26.9% of the net rentable area; rated Baa2/BBB by Moody’s/S&P), which houses its corporate headquarters at the Simmons Tower Property, has been in occupancy since 1986 and recently extended the term of its lease through October 2027. The second largest tenant, Simmons First National Bank (66,081 square feet; 10.6% of the net rentable area), has been in occupancy at the Simmons Tower Property since 2004 and has notable exterior signage on the building. Given the close proximity to the federal courthouse (across the street), the state capitol (0.8 miles west), and several other government buildings downtown, the Simmons Tower Property appeals to law firms, firms doing business with the state and local governments, and government-affiliated tenants, as evidenced by a tenancy which includes the General Services Administration (“GSA”), the Bureau of Alcohol, Tobacco, Firearms, and Explosives, the Department of Commerce, and the U.S. Department of Housing and Urban Development. The Simmons Tower Property has benefited from strong historical occupancy with an average occupancy of 87.0% since 2005. Additionally, the Simmons Tower Property has experienced excellent tenant retention with approximately 70.7% of the net rentable area and 70.3% of underwritten base rent having been at the Simmons Tower Property for at least 10 years. As of June 30, 2015 the Simmons Tower Property was 85.7% leased by 65 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

SIMMONS TOWER

The following table presents certain information relating to the tenancy at the Simmons Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Entergy Arkansas, Inc.(3)	NR/Baa2/BBB	166,798	26.9%	$17.32(4)	$2,888,158(4)	32.9%	10/31/2027(5)
Simmons First National Bank	NR/NR/NR	66,081	10.6%	$15.13	$999,475	11.4%	10/31/2019
Mitchell Williams Selig Gates Woodyard	NR/NR/NR	48,818	7.8%	$15.96	$779,135	8.9%	3/31/2018
GSA - US Attorney General	AAA/Aaa/AA+	38,170	6.1%	$16.00	$610,720	7.0%	3/31/2017(6)
Frost PLLC	NR/NR/NR	31,728	5.1%	$15.25	$483,852	5.5%	3/31/2020
Barber Law Firm PLLC(7)	NR/NR/NR	19,498	3.1%	$17.95	$349,989	4.0%	9/30/2025
Total Major Tenants		371,093	59.5%	$16.47	$6,111,329	69.6%

Non-Major Tenants(8)		163,321	26.2%	$16.35(8)	$2,670,571	30.4%

Occupied Collateral Total		534,414	85.7%	$16.43	$8,781,900	100.0%

Vacant Space		88,940	14.3%

Collateral Total		623,354	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include a contractual rent step through February 1, 2016 totaling $15,134.
(3)	Borrower-affiliated tenant. Entergy Arkansas, Inc. owns an approximate 90.0% indirect interest in the borrower.
(4)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Entergy Arkansas, Inc. represent the tenant’s average rent through the loan term. Entergy Arkansas Inc.’s current in-place rental rate is $16.48 per square foot.
(5)	Entergy Arkansas, Inc. has a one-time right to reduce its space, in whole or in part, in whole floor increments on April 31, 2020.
(6)	GSA – US Attorney General has the right to terminate the lease at any time with 60 days’ notice.
(7)	Barber Law Firm PLLC is in the process of building out its space on the 34th and 35th floors. Barber Law Firm PLLC will take occupancy and begin paying rent on October 1, 2015. All outstanding tenant improvements, leasing commissions and gap rent has been reserved upfront.
(8)	Non-Major Tenants includes the conference and break rooms (1,502 square feet or 0.2% of the net rentable area) which do not have associated leases or underwritten rent. Annual U/W Base Rent PSF excluding the conference and break rooms is $16.50 per square foot.

The following table presents certain information relating to the lease rollover schedule at the Simmons Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	27	14,528	2.3%	14,528	2.3%	$226,782	$15.61
2015	7	22,531	3.6%	37,059	5.9%	$355,679	$15.79
2016	11	34,466	5.5%	71,525	11.5%	$588,984	$17.09
2017	5	45,744	7.3%	117,269	18.8%	$742,580	$16.23
2018	6	78,790	12.6%	196,059	31.5%	$1,293,794	$16.42
2019	5	80,145	12.9%	276,204	44.3%	$1,449,860	$18.09
2020	2	33,943	5.4%	310,147	49.8%	$523,101	$15.41
2021	0	0	0.0%	310,147	49.8%	$0	$0.00
2022	1	24,946	4.0%	335,093	53.8%	$399,136	$16.00
2023	1	6275	1.0%	341,368	54.8%	$91,741	$14.62
2024	1	4,506	0.7%	345,874	55.5%	$72,096	$16.00
2025	1	19,498	3.1%	365,372	58.6%	$349,989	$17.95
Thereafter	2	168,225	27.0%	533,597	85.7%	$2,888,158	$17.17
Vacant	0	88,940	14.3%	623,354	100.0%	$0	$0.00
Total/Weighted Average	69(5)	623,354	100.0%			$8,781,900	$16.43

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM includes the conference and break rooms which do not have associated leases or underwritten rent.
(5)	Numerous tenants operate under more than one lease. There are 65 tenants subject to 69 leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

SIMMONS TOWER

The following table presents historical occupancy percentages at the Simmons Tower Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/30/2015(2)
82.1%	83.2%	85.4%	85.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Simmons Tower Property:

Cash Flow Analysis

	2012	2013	2014	TTM 3/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,287,145	$8,464,014	$8,699,945	$8,734,275	$8,781,900	90.0%	$14.09
Grossed Up Vacant Space	0	0	0	0	1,503,584	15.4	2.41
Total Reimbursables	91,103	101,518	84,584	44,913	55,596	0.6	0.09
Other Income	224,049	227,266	239,032	221,019	221,019	2.3	0.35
Parking Income	633,080	660,263	703,017	702,855	702,855	7.2	1.13
Less Vacancy & Credit Loss	0	0	0	0	(1,503,584)(1)	(15.4)	(2.41)
Effective Gross Income	$9,235,287	$9,453,061	$9,726,578	$9,703,062	$9,761,370	100.0%	$15.66

Total Operating Expenses	$4,325,259	$4,308,038	$4,614,471	$4,623,029	$4,589,926	47.0%	$7.36

Net Operating Income	$4,910,028	$5,145,023	$5,112,107	$5,080,033	$5,171,444	53.0%	$8.30
TI/LC	0	0	0	0	536,421	5.5	0.86
Capital Expenditures	0	0	0	0	155,839	1.6	0.25
Net Cash Flow	$4,910,028	$5,145,023	$5,112,107	$5,080,033	$4,479,184	45.9%	$7.19

NOI DSCR	1.71x	1.67x	1.66x	1.65x	1.67x
NCF DSCR	1.71x	1.67x	1.66x	1.65x	1.45x
NOI DY	11.1%	11.7%	11.6%	11.5%	11.7%
NCF DY	11.1%	11.7%	11.6%	11.5%	10.2%

(1)	The underwritten economic vacancy is 14.6%. The Simmons Tower Property was 85.7% physically occupied as of June 30, 2015.

Appraisal. As of the appraisal valuation date of April 23 2015, the Simmons Tower Property had an “as-is” appraised value of $58,900,000.

Environmental Matters. According to the Phase I environmental report dated April 29, 2015, there is one underground storage tank (“UST”) owned by the borrower that is currently used at the Simmons Tower Property. No records of leaks, spills or other releases were identified in the historical records reviewed and the UST is registered as current and compliant. However, based on the age of the UST, it is considered a recognized environmental condition. No further investigation or action is recommended. Additionally, from 1926 to the 1950s, the northeast portion of the Simmons Tower Property was utilized as a gasoline filling station. However, based on the elapsed time since the last observed use as a gasoline station, no further investigation or action is recommended.

Market Overview and Competition. The Simmons Tower Property occupies approximately half a city block in the Little Rock, Arkansas central business district (“CBD”) and is connected via sky-bridge to the adjacent parking garage. The Simmons Tower Property is located on Capitol Avenue, a major east-west thoroughfare which extends from the core of the CBD to the state capital complex, approximately 0.8 miles west of the Simmons Tower Property. The government accounts for 20.6% of the total employment in the Little Rock metropolitan area. Additionally, opposite the northwest corner of the Simmons Tower Property is the Richard Sheppard Arnold United States Federal Courthouse, which underwent a $49.1 million renovation and expansion in 2006, which included construction of a 160,000 square foot, five-story annex with 12 courtrooms, 12 judicial chambers and a subterranean parking garage. The strong presence of federal and state government buildings within close proximity appeals to the tenancy of Simmons Tower Property. Approximately 0.8 miles northeast of Simmons Tower Property, along the Arkansas River, is the River Market District, the cultural center of Little Rock. The River Market District has led the charge in the revitalization of downtown Little Rock and features numerous pavilions, a 30-acre park, and a 7,500-seat amphitheater along with several retail and residential developments and the William J. Clinton Presidential Center and Library. The River Rail Streetcar is in the planning stages of extending the rail line south to the William J. Clinton Presidential Center, which would connect the Little Rock CBD to the residentially-dense North Little Rock. The 2014 estimated population within a one-, three- and five-mile radii of the Simmons Tower Property was 5,694, 48,409 and 120,293, respectively. The average household income within the same one-, three- and five-mile radii was $36,598, $41,682 and $52,772, respectively.

According to the appraisal, the Simmons Tower Property is located in the Little Rock office market and the CBD office submarket, which comprises approximately 4.2 million square feet of office space as of the first quarter of 2015 and accounts for approximately 40.9% of Little Rock’s office inventory. As of the first quarter of 2015, the class A submarket occupancy rate was 98.0% and the average class A asking rent within the submarket was $15.66 per square foot on a gross basis. Based on the mix of different office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

SIMMONS TOWER

suites and floors, storage space, and retail components at the Simmons Tower Property, the appraiser concluded to a blended market rate of $16.82 per square foot, gross, which is 2.4% above the Simmons Tower Property’s blended rental rate of $16.43 per square foot, gross.

The following table presents certain information relating to comparable office properties for the Simmons Tower Property:

Competitive Set(1)

	Simmons Tower (Subject)	Regions Center	Bank of America Plaza	Stephens Building	Riverfront Plaza – Building 5	Riverfront Plaza – Building 1 & 2
Location	Little Rock, AR	Little Rock, AR	Little Rock, AR	Little Rock, AR	Little Rock, AR	Little Rock, AR
Distance from Subject	--	0.1 miles	0.1 miles	0.3 miles	2.6 miles	2.6 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1986/NAP	1975/NAV	1968/NAV	1985/NAV	1982/NAV	1982/NAV
Stories	40	30	24	25	12	7
Total GLA	620,346 SF	554,491 SF	268,598 SF	471,556 SF	212,165 SF	180,494 SF
Total Occupancy	83%	94.5%	68%	99%	68%	98%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Capitol Avenue Development Co. I, LLC, a Delaware limited liability company which is a single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Simmons Tower Mortgage Loan. Flake & Kelley Management, Inc. is the guarantor of certain nonrecourse carveouts under the Simmons Tower Mortgage Loan.

The Sponsor. The sponsor is Flake & Kelley Management, Inc., a commercial real estate firm based in Little Rock, Arkansas and headquartered at the Simmons Tower Property that specializes in property management, tenant representation, development management, consulting, and investment sales. Founded by John Flake in 1979 and with the inclusion of Hank Kelly in 1984, Flake & Kelley Management, Inc. has established a management portfolio of 5.9 million square feet of office, retail and industrial space. Flake & Kelley Management, Inc. have significant commercial real estate experience, specifically in the downtown Little Rock submarket and have owned, operated, and leased the Simmons Tower Property since development in 1986. John Flake and Henry Kelly, principals of the guarantor, disclosed four prior deeds-in-lieu of foreclosure and one default which occurred between 2012 and 2014. See “Description of the Mortgage Pool –Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $525,430 for real estate taxes and $877,750 for tenant improvements, leasing commissions and gap rent associated with the space leased to Barber Law Firm PLLC. The loan documents also provide for ongoing monthly escrows in the amount of $52,543 for real estate taxes, $12,987 for replacement reserves (subject to a cap of $467,516) and $64,933 for tenant improvements and leasing commissions (subject to a cap of $2,337,578). The loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the Simmons Tower Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policy and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. The Simmons Tower Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox account within one day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or mezzanine loan event of default; (ii) the amortizing net cash flow debt service coverage ratio being less than 1.20x at the end of any calendar quarter or (iii) the earlier to occur of (a) the date on which Entergy Arkansas, Inc. (“Entergy”) gives notice of its election to reduce its leased space, and (b) May 1, 2019.

A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default or mezzanine event of default; with regard to clause (ii), the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; with regard to clause (iii), upon the earlier to occur of (a) if on or before November 1, 2020, Entergy does not elect to reduce its leased space, or (b) the date on which the excess cash flow funds captured during the Cash Trap Event Period equals an amount no less than $20/PSF of the amount reduced by Entergy leased space reduction (provided that a Cash Trap Event Period has not occurred and is not continuing pursuant to clause (i) or (ii) above).

Property Management. The Simmons Tower Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Simmons Tower Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the mezzanine debt (see “Subordinate and Mezzanine Indebtedness” section) has been paid in full and no additional obligations thereunder remain outstanding; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, Moody’s, and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

SIMMONS TOWER

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Rogers-Flake Investments, LLC (the “Simmons Tower Mezzanine Lender”), an affiliate of the Simmons Tower Mortgage Loan borrower and sponsor, has an existing $16,522,474 mezzanine loan (the “Simmons Tower Mezzanine Loan”) to Capitol Avenue Development Co, LP (the “Mezzanine Borrower”), along with $11,914,720 of combined accrued interest and principal. Entergy Arkansas, Inc. owns an approximate 90.0% indirect interest in the Mezzanine Borrower. See “Description of the Mortgage Pool –Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus. The Simmons Tower Mezzanine Loan was originated on January 1, 1997 and restated as of July 21, 2005, has a maturity date of October 20, 2027 and requires monthly principal and interest payments of $132,097 (based on an interest rate of 7.000% per annum) through the term of the Simmons Tower Mezzanine Loan. Monthly principal and interest payments are only required to the extent there is excess cash flow after payment of debt service on the Simmons Tower Property Mortgage Loan and will accrue. The Simmons Tower Mezzanine Loan was originated as a result of a 1997 restructuring of prior senior mortgage debt on the Simmons Tower Property. At the refinance of this prior senior mortgage debt in 2005, the Simmons Tower Mezzanine Loan was purchased by Rogers-Flake Investments, LLC. The Simmons Tower Mezzanine Loan may only be accelerated if (i) there is an event of default under the Simmons Tower Mortgage Loan; (ii) net cash flow is not disbursed to the Mezzanine Borrower and applied to payments under the Simmons Tower Mezzanine Loan; (iii) the Simmons Tower Mezzanine loan is not paid in full at maturity or (iv) the Entergy lease expires or is terminated. The rights of the lender under the Simmons Tower Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus. The Simmons Tower Mortgage Loan borrower is not permitted to incur any future subordinate debt.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Simmons Tower Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Simmons Tower Property during the loan term. At the time of closing, the Simmons Tower Property has insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

No. 4 – Hilton Garden Inn – Downtown Denver

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar)	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$35,000,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$34,876,763	Location:	Denver, CO
% of Initial Pool Balance:	4.7%	Size:	221 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$157,813
Borrower Name:	Apple Ten SPE Denver, Inc.	Year Built/Renovated:	2007/2015
Sponsor:	Apple REIT Ten, Inc.	Title Vesting:	Fee
Mortgage Rate:	4.460%	Property Manager:	Stonebridge Realty Advisors, Inc.
Note Date:	June 10, 2015	3rd Most Recent Occupancy (As of):	75.7% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	79.1% (12/31/2013)
Maturity Date:	June 11, 2025	Most Recent Occupancy (As of):	82.6% (12/31/2014)
IO Period:	None	Current Occupancy (As of):	78.7% (5/31//2015)
Loan Term (Original):	120 months
Seasoning:	2 months	Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$5,066,000 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$5,524,000 (12/31/2014)
Call Protection:	L(26),D(90),O(4)	Most Recent NOI (As of):	$5,292,320 (TTM 5/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$13,605,335
U/W Expenses:	$8,230,850
U/W NOI:	$5,374,485
U/W NCF:	$4,830,271
U/W NOI DSCR:	2.31x
U/W NCF DSCR:	2.08x
Escrows and Reserves(1):	U/W NOI Debt Yield:	15.4%
U/W NCF Debt Yield:	13.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(1):	$62,100,000
Taxes	$44,969	$44,968	NAP	As-Is Appraisal Valuation Date(1):	May 6, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	56.2%
FF&E Reserve	$0	$44,591	NAP	LTV Ratio at Maturity or ARD(1):	41.3%

(1)	See “The Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hilton Garden Inn – Downtown Denver Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a limited-service hotel located in Denver, Colorado (the “Hilton Garden Inn – Downtown Denver Property”). The Hilton Garden Inn – Downtown Denver Mortgage Loan was originated on June 10, 2015 by Wells Fargo Bank, National Association. The Hilton Garden Inn – Downtown Denver Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $34,876,763 and accrues interest at an interest rate of 4.460% per annum. The Hilton Garden Inn – Downtown Denver Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Hilton Garden Inn – Downtown Denver Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Hilton Garden Inn – Downtown Denver Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the Hilton Garden Inn – Downtown Denver Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

HILTON GARDEN INN – DOWNTOWN DENVER

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Reserves	$44,969	0.1%
			Closing costs	349,374	1.0
			Return of equity(1)	34,605,657	98.9
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

(1)	The Hilton Garden Inn – Downtown Denver Property was previously unencumbered.

The Property. The Hilton Garden Inn – Downtown Denver Property is comprised of the fee interest in a 221-room, twelve-story, limited-service hotel located in Denver, Colorado, directly across the street from the Colorado Convention Center. Built in 2007, renovated in 2015 and situated on a 0.5-acre site, the Hilton Garden Inn – Downtown Denver Property’s guestroom configuration includes 8 king suites, 138 standard single rooms with king beds, 61 standard double rooms with queen beds, 7 handicap-accessible double rooms with king beds and 7 handicap-accessible single rooms with king beds. Each guestroom features a flat screen television with cable, telephone, wireless internet access, work desk and chair, small refrigerator, microwave oven, nightstand, lounge chair and dresser. Amenities at the Hilton Garden Inn – Downtown Denver Property include 6,656 square feet of meeting and banquet space, an indoor swimming pool, a fitness center, a business center, guest laundry, a sundry shop, DazBog Coffee Café and the recently renovated Territory Kitchen & Bar restaurant, which offers a full breakfast, lunch, dinner and cocktail menu. The Hilton Garden Inn – Downtown Denver Property also features 125 garage parking spaces, equating to a parking ratio of 0.6 spaces per room.

The Hilton Garden Inn – Downtown Denver Property recently received approximately $2.6 million in renovations between November 2014 and March 2015. Approximately $2.2 million ($9,955 per key) was spent on room upgrades. The franchise agreement with Hilton Worldwide expires in June 2026.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Garden Inn – Downtown Denver Property:

Cash Flow Analysis

	2012	2013	2014(1)	TTM 5/31/2015(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	75.7%	79.1%	82.6%	78.7%	78.7%
ADR	$156.24	$155.66	$164.93	$174.18	$174.18
RevPAR	$118.35	$123.15	$136.22	$137.00	$137.00

Total Revenue	$11,770,000	$12,494,000	$13,542,000	$13,300,901	$13,605,335	100.0%	$61,563
Total Department Expenses	3,185,000	3,242,000	3,535,000	3,481,861	3,678,497	27.0	16,645
Gross Operating Profit	$8,585,000	$9,252,000	$10,007,000	$9,819,040	$9,926,838	73.0%	$44,918

Total Undistributed Expenses	3,455,000	3,662,000	3,973,000	3,986,801	4,012,434	29.5	18,156
Profit Before Fixed Charges	$5,130,000	$5,590,000	$6,034,000	$5,832,239	$5,914,404	43.5%	$26,762

Total Fixed Charges	486,000	524,000	510,000	539,919	539,919	4.0	2,443

Net Operating Income	$4,644,000	$5,066,000	$5,524,000	$5,292,320	$5,374,485	39.5%	$24,319
FF&E	0	0	0	0	544,213	4.0	2,463
Net Cash Flow	$4,644,000	$5,066,000	$5,524,000	$5,292,320	$4,830,271	35.5%	$21,856

NOI DSCR	2.00x	2.18x	2.38x	2.28x	2.31x
NCF DSCR	2.00x	2.18x	2.38x	2.28x	2.08x
NOI DY	13.3%	14.5%	15.8%	15.2%	15.4%
NCF DY	13.3%	14.5%	15.8%	15.2%	13.8%

(1)	The decrease in Occupancy from 2014 to the trailing 12-month was due to the renovations that took place at the Hilton Garden Inn – Downtown Denver Property, which caused occupancy to decrease from 82.6% in 2014 to 78.7% as of the trailing-12 month period ending May 31, 2015. The renovation is now complete and management reports that performance has returned to historical levels.

The Appraisal. As of the appraisal valuation date of May 6, 2015, the Hilton Garden Inn – Downtown Denver Property had an “as-is” appraised value of $62,100,000. The appraiser also concluded to an “as-stabilized” value of $67,800,000 with an “as-stabilized” valuation date of May 6, 2017. The “as-stabilized” valuation assumes the Hilton Garden Inn – Downtown Denver Property will achieve a stabilized occupancy rate of 75.0%, stabilized ADR of $200.36 and stabilized RevPAR of $150.27 by May 6, 2017. The “as-stabilized” value equates to a Cut-off Date LTV Ratio of 51.4% and an LTV Ratio at Maturity of 37.8%.

Environmental Matters. The Phase I environmental site assessment dated May 7, 2015 identified two recognized environmental conditions (“RECs”) related to soil and groundwater contamination, which were caused by a gas station that was located at the Hilton Garden Inn – Downtown Denver Property from approximately 1934 to 1953. These RECs were previously identified in 2004 before the Hilton Garden Inn – Downtown Denver Property was developed, and no further action was recommended at the time. The consultant indicated further soil and groundwater investigation is not achievable based on the configuration of the Hilton Garden Inn – Downtown Denver Property. Due to the difficulty in further soil investigation, an environmental insurance policy was obtained at closing with an aggregate limit of $1.0 million and a thirteen year term. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

HILTON GARDEN INN – DOWNTOWN DENVER

Market Overview and Competition. The Hilton Garden Inn – Downtown Denver Property is located in downtown Denver, Colorado, approximately 24.8 miles southwest of the Denver International Airport, which is the fifth busiest airport in the nation and the second largest airport in the world by land area. Access to The Hilton Garden Inn – Downtown Denver Property is provided by Interstate 25, which is approximately 1.1 miles west of the Hilton Garden Inn – Downtown Denver Property. Additionally, the East Light Rail Line, a 22.8-mile light rail transit corridor between Union Station in downtown Denver and the Denver International Airport, is scheduled to begin service in 2016, which will also provide access to the Hilton Garden Inn – Downtown Denver Property as Union Station is located approximately one mile north of the Hilton Garden Inn – Downtown Denver Property. The downtown area is the economic core of Denver. According to a third party research report, the Downtown Denver office submarket had a 10.2% vacancy rate as of Q1 2015 and performs well above-average compared to the greater Denver market due to the concentration of large office developments and urban nature of the area. Some of the top corporate accounts at the Hilton Garden Inn – Downtown Denver Property include PricewaterhouseCoopers, Anthem Inc. (previously known as WellPoint Inc.), Baker Hughes, Xcel Energy Inc. and General Electric.

The Hilton Garden Inn – Downtown Denver Property is proximate to numerous demand drivers including the state capital, Civic Center Park, the 16th Street Mall, Larimer Square, Coors Field, the Pepsi Center, the Denver Performing Arts Complex (“DPAC”) and the Colorado Convention Center (“CCC”), which are all less than one-mile away and within walking distance of the Hilton Garden Inn – Downtown Denver Property. The DPAC is located three blocks north of the Hilton Garden Inn – Downtown Denver. The DPAC is the second largest performing arts center in the world after New York City’s Lincoln Center. The DPAC is located on a four-block, 12-acre site containing more than 10,000 seats across ten performance spaces, all connected by an 80-foot tall glass roof. Home to an award-winning theatre company, the DPAC also hosts Broadway touring productions, internationally acclaimed opera, major symphony orchestras, ballet, contemporary dance and more. The CCC is located one block from the Hilton Garden Inn – Downtown Denver Property. The CCC is a multi-purpose meeting facility and underwent a $340.0 million expansion that was completed in December 2004, which expanded the property to 584,000 square feet of exhibit space, 100,000 square feet of meeting rooms, and 85,000 square feet of ballroom space. The expansion also included the 5,000 seat Bellco Theatre, which was designed as one of the most technically advanced theatres of its kind. In 2014, the CCC hosted 76 conventions with approximately 289,326 attendees, which had an estimated economic impact of $576.3 million. This represents an 8.9% increase in economic impact and number of attendees compared to 2013, which had 265,703 attendees and an estimated economic impact of $529.3 million from 84 conventions throughout the year. Over the past five years the number of conventions has increased at an average annual rate of 2.9%, while the economic impact and number of attendees have increased at an average annual rate of 6.7%. The demand segmentation at the Hilton Garden Inn – Downtown Denver Property is equally distributed between 35.0% commercial, 35.0% meeting and group, and 30.0% leisure. A third party hospitality research report identified a competitive set of eight hospitality properties, which contain 2,974 rooms and exhibited an average occupancy, ADR and RevPAR of 76.4%, $174.81 and $133.53, respectively, for the trailing 12-month period ending May 31, 2015.

The following table presents certain information relating to the Hilton Garden Inn – Downtown Denver Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Garden Inn – Downtown Denver			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2015 TTM	76.4%	$174.81	$133.53	78.6%	$173.42	$136.39	103.0%	99.2%	102.1%
5/31/2014 TTM	74.5%	$160.37	$119.53	82.9%	$156.21	$129.44	111.2%	97.4%	108.3%
5/31/2013 TTM	74.6%	$156.62	$116.79	77.6%	$156.74	$121.63	104.1%	100.1%	104.1%

(1)	Information obtained from a third party hospitality research report dated June 18, 2015. The competitive set includes: Crowne Plaza Denver, Doubletree The Curtis, Magnolia Hotel Denver, Courtyard Denver Downtown, Hyatt Regency Denver Convention Center, Residence Inn Denver City Center, Hampton Inn & Suites Denver Downtown Convention Center and Homewood Suites Denver Downtown Convention Center.

The Borrower. The borrower is Apple Ten SPE Denver, Inc., a Virginia corporation and a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Hilton Garden Inn – Downtown Denver Mortgage Loan. Apple REIT Ten, Inc. is the guarantor of certain nonrecourse carveouts under the Hilton Garden Inn – Downtown Denver Mortgage Loan.

The Sponsor. The sponsor is Apple REIT Ten, Inc., a real estate investment trust formed in 2011 to invest in income producing real estate. As of March 31, 2015, Apple REIT Ten, Inc.’s real estate portfolio was comprised of ownership interests in 53 hotels with 6,762 rooms located throughout 17 states. Apple Hospitality REIT, Inc., an affiliate of Apple REIT Ten, Inc., is a party to three class action lawsuits relating to the merger of Apple REIT Seven, Inc. and Apple REIT Eight, Inc. See “Description of the Mortgage Pool—Litigation Considerations” in the Free Writing Prospectus.

Operating Lessee. An affiliate of the borrower leases and operates the Hilton Garden Inn – Downtown Denver Property pursuant to an operating lease.  The operating lessee is a special purpose entity and subordinated the operating lease to the loan documents.  The operating lessee assigned the operating lease to the borrower and the borrower assigned the lease to the lender as security for its obligations.

Escrows. The loan documents provide for upfront escrows in the amount of $44,969 for real estate taxes. The loan documents provide for monthly escrows in an amount equal to $44,968 for real estate taxes and for FF&E reserves in an amount equal to 4.0% of total revenue for the prior fiscal year (initially estimated to be 44,591). Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Hilton Garden Inn – Downtown Denver Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

HILTON GARDEN INN – DOWNTOWN DENVER

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and the borrower and property manager will be required to direct tenants to deposit all rents directly into such lockbox account, and direct all credit card providers to deposit all revenues received into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account.

A “Cash Trap Event Period” will commence upon an event of default. A Cash Trap Event Period will be cured upon the cure of such event of default.

Property Management. The Hilton Garden Inn – Downtown Denver Property is managed by Stonebridge Realty Advisors, Inc.

Assumption. The borrower has a two-time right to transfer the Hilton Garden Inn – Downtown Denver Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Garden Inn – Downtown Denver Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

No. 5 – Kent Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$26,500,000			Specific Property Type:	R&D
Cut-off Date Principal Balance:	$26,500,000			Location:	Various – See Table
% of Initial Pool Balance:	3.6%			Size:	240,546 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$110.17
Borrower Names:	Princeton Corporate Plaza, LLC; One Naylon Place LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Harold Kent			Title Vesting:	Fee
Mortgage Rate:	4.340%			Property Manager:	Self-managed
Note Date:	June 30, 2015			3rd Most Recent Occupancy (As of):	90.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.0% (12/31/2013)
Maturity Date:	July 11, 2025			Most Recent Occupancy (As of):	96.4% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	91.7% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,179,651 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,340,692 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$3,290,799 (TTM 3/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$6,733,575
				U/W Expenses:	$3,465,614
				U/W NOI:	$3,267,962
				U/W NCF:	$2,871,488
Escrows and Reserves(1):				U/W NOI DSCR:	2.07x
				U/W NCF DSCR:	1.82x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.3%
Taxes	$189,256	$63,086	NAP	U/W NCF Debt Yield:	10.8%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$44,300,000
Replacement Reserves	$700,000	$5,085	NAP	As-Is Appraisal Valuation Date(2):	Various
TI/LC Reserve	$500,000	$70,159(1)	$1,500,000	Cut-off Date LTV Ratio:	59.8%
Deferred Maintenance	$188,502	NAP	NAP	LTV Ratio at Maturity or ARD:	50.9%

(1)	See “Escrows” section.

(2)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Kent Office Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering two office buildings located in New Jersey (the “Kent Office Portfolio Properties”). The Kent Office Portfolio Mortgage Loan was originated on June 30, 2015 by Wells Fargo Bank, National Association. The Kent Office Portfolio Mortgage Loan had an original principal balance of $26,500,000, has an outstanding principal balance as of the Cut-off Date of $26,500,000 and accrues interest at an interest rate of 4.340% per annum. The Kent Office Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Kent Office Portfolio Mortgage Loan matures on July 11, 2025.

Following the lockout period, the borrowers have the right to defease the Kent Office Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before April 11, 2025. In addition, the Kent Office Portfolio Mortgage Loan is prepayable without penalty on or after April 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

KENT OFFICE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$26,500,000	100.0%	Loan payoff(1)	$24,175,749	91.2%
			Reserves	1,577,758	6.0
			Closings costs	577,120	2.2
			Return of equity	169,373	0.6
Total Sources	$26,500,000	100.0%	Total Uses	$26,500,000	100.0%

(1)	The Kent Office Portfolio Properties were previously securitized in the JPMCC 2005-LDP4 transaction.

The Property. The Kent Office Portfolio Properties are comprised of two class B research and development properties located in New Jersey. The Kent Office Portfolio Properties are comprised of five buildings located in two business parks approximately 37.7 miles apart. In the aggregate, the Kent Office Portfolio Properties contain 240,546 square feet and were 91.7% occupied as of May 1, 2015.

Princeton Corporate Plaza

The Princeton Corporate Plaza property is a four-building, 214,989 square foot class B+ research and development campus located in South Brunswick, New Jersey, approximately 45.1 miles southwest of New York, New York and 45.4 miles northeast of Philadelphia, Pennsylvania in central New Jersey. Originally developed by the sponsor between 1984 and 1989 and situated on a 27.4 acre parcel, the Princeton Corporate Plaza property consists of approximately 45.0% laboratory space with the remaining space consisting of predominantly supporting office uses. Historical occupancy has been stable, ranging from 85.5% to 96.3% and averaging 91.7% over the last ten years. Amenities include a full service café, landscaped grounds and extensive infrastructure to support small- to mid-sized bio-pharmaceutical and research & development companies that cannot afford build-to-suit facilities or extensive tenant improvement buildouts. The Princeton Corporate Plaza property offers “turn-key” lab space featuring fume hoods, lab-specific improvements, dedicated state-of-the-art HVAC and ventilation systems, onsite backup generators, environmental rooms, walk-in freezers and refrigerators. The Princeton Corporate Plaza property is situated on the Princeton-Rutgers Route 1 corridor, otherwise known as “Einstein’s Alley”, a high tech corridor featuring business and industrial parks with research-and technology-based businesses. Parking for the Princeton Corporate Plaza property is provided by 532 surface parking spaces, equating to a parking ratio of 2.5 spaces per 1,000 square feet of rentable area. As of May 1, 2015, the Princeton Corporate Plaza property was 90.7% occupied by 74 tenants.

One Naylon Place

The One Naylon Place property is a single-story, 25,557 square foot class B research and development building located in Livingston, New Jersey, approximately 21.4 miles west of New York, New York and 11.9 miles west of Newark, New Jersey in northern New Jersey. Constructed in 1962 and situated on a 2.4 acre parcel, the One Naylon Place property consists of approximately 82.1% office and laboratory space, with the remaining space consisting of warehouse / flex uses. Three of the four existing tenants have 100% finished office / laboratory space. Two tenants have some lower end lab build-out with extra power within their space. The largest tenant is GE Health (46.7% of net rentable area), who has been in occupancy since 1994 and recently renewed for five years in 2015. Parking for the One Naylon Place property is provided by 74 surface parking spaces, equating to a parking ratio of 2.9 spaces per 1,000 square feet of rentable area. As of May 1, 2015, the One Naylon Place property was 100.0% occupied by four tenants.

The following table presents certain information relating to the Kent Office Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Princeton Corporate Plaza – South Brunswick, NJ	$24,500,000	92.5%	90.7%	1984/NAP	214,989	$40,800,000	60.0%
One Naylon Place – Livingston, NJ	$2,000,000	7.5%	100.0%	1962/NAP	25,557	$3,500,000	57.1%
Total/Weighted Average	$26,500,000	100.0%	91.7%		240,546	$44,300,000	59.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KENT OFFICE PORTFOLIO

The following table presents certain information relating to the tenancies at the Kent Office Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
TyRx	NR/NR/NR	21,217	8.8%	$21.39	$453,828	11.3%	12/31/2016
Rive	NR/NR/NR	19,849	8.3%	$22.00	$436,680	10.9%	9/30/2018
Liquid Light	NR/NR/NR	12,229	5.1%	$22.68	$277,332	6.9%	1/31/2017
Salus	NR/NR/NR	11,008	4.6%	$18.00	$198,144	4.9%	11/30/2016
Cytosorbents	NR/NR/NR	11,496	4.8%	$17.17	$197,388	4.9%	5/31/2016
Total Major Tenants		75,799	31.6%	$20.63	$1,563,372	39.0%

Non-Major Tenants		144,841	60.2%	$17.02	$2,450,197	61.0%

Occupied Collateral Total		220,640	91.7%	$18.19	$4,013,569	100.0%

Vacant Space		19,906	8.3%

Collateral Total		240,546	100.0%

(1)	All tenants in the table are located at the Princeton Corporate Plaza property.

The following table presents certain information relating to the lease rollover schedule at the Kent Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	5(4)	6,815	2.8%	6,815	2.8%	$50,493	$7.41
2015	19	22,579	9.4%	29,394	12.2%	$396,584	$17.56
2016	30	85,503	35.5%	114,897	47.8%	$1,608,575	$18.81
2017	14	40,786	17.0%	155,683	64.7%	$712,317	$17.46
2018	8	46,069	19.2%	201,752	83.9%	$902,508	$19.59
2019	0	0	0.0%	201,752	83.9%	$0	$0.00
2020	2	18,888	7.9%	220,640	91.7%	$343,092	$18.16
2021	0	0	0.0%	220,640	91.7%	$0	$0.00
2022	0	0	0.0%	220,640	91.7%	$0	$0.00
2023	0	0	0.0%	220,640	91.7%	$0	$0.00
2024	0	0	0.0%	220,640	91.7%	$0	$0.00
2025	0	0	0.0%	220,640	91.7%	$0	$0.00
Thereafter	0	0	0.0%	220,640	91.7%	$0	$0.00
Vacant	0	19,906	8.3%	240,546	100.0%	$0	$0.00
Total/Weighted Average	78	240,546	100.0%			$4,013,569	$18.19

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM tenancy includes a 3,885 square foot (1.6% NRA) management office, for which no rent was underwritten.

The following table presents historical occupancy percentages at the Kent Office Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(2)
90.0%	85.0%	96.4%	91.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KENT OFFICE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Kent Office Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 3/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,668,416	$3,786,394	$4,021,117	$4,023,207	$4,013,569	59.6%	$16.69
Grossed Up Vacant Space	0	0	0	0	418,026	6.2	1.74
Total Reimbursables	2,663,217	2,665,936	2,875,350	2,794,453	2,731,332	40.6	11.35
Other Income	22,806	18,321	21,052	18,901	18,901	0.3	0.08
Less Vacancy & Credit Loss	0	0	0	0	(448,253)(1)	(6.7)	(1.86)
Effective Gross Income	$6,354,439	$6,470,651	$6,917,519	$6,836,561	$6,733,575	100.0%	$27.99

Total Operating Expenses	$3,278,764	$3,291,000	$3,576,827	$3,545,762	$3,465,614	51.5%	$14.41
Net Operating Income	$3,075,675	$3,179,651	$3,340,692	$3,290,799	$3,267,962	48.5%	$13.59
TI/LC	0	0	0	0	336,337	5.0	1.40
Capital Expenditures	0	0	0	0	60,137	0.9	0.25
Net Cash Flow	$3,075,675	$3,179,651	$3,340,692	$3,290,799	$2,871,488	42.6%	$11.94

NOI DSCR	1.95x	2.01x	2.11x	2.08x	2.07x
NCF DSCR	1.95x	2.01x	2.11x	2.08x	1.82x
NOI DY	11.6%	12.0%	12.6%	12.4%	12.3%
NCF DY	11.6%	12.0%	12.6%	12.4%	10.8%

(1)	The underwritten economic vacancy is 10.1%. The Kent Office Portfolio Properties were 91.7% physically occupied as of May 1, 2015.

Appraisal. As of the appraisal valuation date of April 15, 2015, the Princeton Corporate Plaza property had an “as-is” appraised value of $40,800,000 and as of the appraisal valuation date of April 21, 2015, the One Naylon Place property had an “as-is” appraised value of $3,500,000, resulting in an aggregate appraised value $44,300,000.

Environmental Matters. According to the Phase I environmental reports dated April 22, 2015 (the Princeton Corporate Plaza property) and April 27, 2015 (the One Naylon Place property), there was no evidence of any recognized environmental conditions at the Kent Office Portfolio Properties.

Market Overview and Competition. The Kent Office Portfolio Properties are located in central and northern New Jersey in two distinct markets. The New Jersey biopharmaceutical industry remains one of the more robust in the nation. In 2013, New Jersey’s biopharmaceutical employment accounted for 8.8% of the nation’s biopharmaceutical industry workforce (ranked first in the United States) and New Jersey has more scientists per capita than any other state. Despite several large biopharmaceutical company reorganizations, the number of biopharmaceutical businesses in New Jersey has grown by 9.4% since 2008. Pharmaceutical firms with a significant presence in New Jersey include Wyeth, BASF, Bristol-Myers Squibb, Aventis, Hoffmann-LaRoche, Johnson & Johnson, Novartis, Pharmacia and Schering-Plough.

Princeton Corporate Plaza

The Princeton Corporate Plaza property is located in South Brunswick, New Jersey, approximately 45.1 miles southwest of New York, New York and 45.4 miles northeast of Philadelphia, Pennsylvania in central New Jersey. The Princeton Corporate Plaza property is situated along Route 1, a major north-south highway traversing South Brunswick and Princeton. The area is known as the Princeton-Rutgers Route 1 corridor and is near the center of “Einstein’s Alley”, a high tech corridor featuring business and industrial parks with research-and technology-based businesses. Compared to California’s Silicon Valley, and touted as the research and technology center of New Jersey, Einstein’s Alley spans five counties: Mercer, Hunterdon, Middlesex, Somerset, and Monmouth and began conceptually in the 1990s as local business owners started thinking about identifying central New Jersey as a region known for its high tech industries and educational institutions. Einstein’s Alley is also a private, non-profit economic development initiative whose purpose is to attract, build and retain technology-based businesses in central New Jersey. Helping companies set up or relocate in New Jersey’s is one of Einstein Alley’s most important initiatives. The Princeton Corporate Plaza property (and the surrounding Einstein’s Alley area) benefits from its proximity to two major research universities: Princeton University (4.8 miles southwest) and Rutgers University (11.8 miles northeast). The estimated 2015 population within a three- and five-mile radius of the Princeton Corporate Center property is 33,175 and 117,518, respectively, while the 2015 estimated average household income for the same radii is $141,229 and $138,006, respectively.

According to a third-party market research report, the Princeton Corporate Plaza property is located in the Princeton North office submarket, which is comprised of 5.1 million square feet across 217 buildings. As of the first quarter 2015, the Princeton North office submarket reported a 10.8% vacancy rate and average asking rent of $23.08 per square foot on a gross basis. However, according to the appraisal, the Princeton Plaza Property is considered life science real estate (which features lab space, specialized building systems, substantial clear heights and appropriate zoning). There are no published reports for the life science real estate industry, but demand for lab space in the area remains strong. According to a survey of 15 comparable properties with a lab component, the average occupancy was 91.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KENT OFFICE PORTFOLIO

One Naylon Place

The One Naylon Place property is located in located in Livingston, New Jersey, approximately 21.4 miles west of New York, New York and 11.9 miles west of Newark, New Jersey in northern New Jersey. The One Naylon Place property is located approximately five miles north of Saint Barnabas Medical Center, New Jersey’s oldest non-profit, nonsectarian hospital and one of the largest health care providers in the state. Together, Saint Barnabas Medical Center and the Barnabas Health Ambulatory Care Center provide treatment and services to more than 300,000 outpatients annually. Over 1,500 healthcare professionals are employed by the hospital representing approximately 100 specialties. Primary access to the One Naylon Place property is provided by State Route 10, a four lane highway providing east/west travel. Further, the One Naylon Place property is located 16.2 miles northwest of the Newark Liberty International Airport and is an approximate 45 minute commute to midtown Manhattan. The estimated 2015 population within a three- and five-mile radius of the One Naylon Place property is 48,476 and 148,023, respectively, while the 2015 estimated average household income for the same radii is $151,441 and $143,159, respectively.

According to the appraisal, the One Naylon Place property is located in the Suburban Essex/Eastern Morris office submarket (of the New Jersey office market), which is comprised of 8.2 million square feet. As of the fourth quarter 2014, the Suburban Essex/Eastern Morris submarket reported a 20.3% vacancy rate and average asking rent of $24.47 per square foot on a gross basis. However, the vacancy figure is skewed since the submarket covers such a large area, and is not reflective of the One Naylon Place property. The appraiser identified 14 comparable flex properties (less than 50,000 square feet) within a two-mile radius of the One Naylon Place property. The inventory totaled 285,531 square feet and exhibited an average occupancy of 100.0%.

The following tables present certain information relating to comparable office properties for the Kent Office Portfolio Properties:

Competitive Set – Princeton Corporate Plaza(1)

	Princeton Corporate Plaza (Subject)	246 W Industrial Way	100 Philips Parkway	100 SciPark	95 Corporate Drive
Location	South Brunswick, NJ	Eatontown, NJ	Montvale, NJ	East Windsor, NJ	Bridgewater, NJ
Distance from Subject	--	34.5 miles	59.6 miles	8.4 miles	22.5 miles
Property Type	Office/R&D	Office/R&D	Office/R&D	Office/Lab	Office/Lab
Year Built/Renovated	1984/NAP	1981/NAP	1969/1999	2009/NAP	1984/1998
Total GLA	214,989 SF	193,836 SF	78,501 SF	65,552 SF	118,000 SF
Total Occupancy	91%	NAV	NAV	NAV	100%

(1)	Information obtained from the appraisal.

Competitive Set – One Naylon Place(1)

	One Naylon Place (Subject)	246 W Industrial Way	7 Becker Farm Road	100 Executive Drive	290 West Mount Pleasant Campus
Location	Livingston, NJ	Eatontown, NJ	Roseland, NJ	West Orange, NJ	Livingston, NJ
Distance from Subject	--	47.6 miles	2.6 miles	6.1 miles	1.7 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1962/NAP	1981/NAP	1981/NAP	1978/NAP	1984/NAP
Total GLA	25,557 SF	193,836 SF	90,042 SF	93,285 SF	386,827 SF
Total Occupancy	100%	NAV	NAV	NAV	NAV

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are Princeton Corporate Plaza, LLC and One Naylon Place LLC, both New Jersey limited liability companies and single purpose entities each with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kent Office Portfolio Mortgage Loan. Harold Kent is the guarantor of certain nonrecourse carveouts under the Kent Office Portfolio Mortgage Loan.

The Sponsor. The sponsor is Harold Kent. Harold Kent is the owner of Kent Management, a real estate service company specializing the development and management of office, R&D and laboratory properties throughout New Jersey. Mr. Kent’s portfolio of seven properties totals approximately 500,000 square feet of commercial space, all of which are located within a 50-mile radius of New York City. Mr. Kent was involved in various loan defaults during the 1990’s that resulted in deeds-in-lieu of foreclosure or “consensual” foreclosures. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for an upfront reserve in the amount of $189,256 for real estate taxes, $700,000 for replacement reserves, $500,000 for tenant improvements and leasing commissions (“TI/LC”) and $188,502 for deferred maintenance. The loan documents also provide for ongoing monthly reserves of $63,086 for real estate taxes and $5,085 for replacement reserves. Monthly TI/LC reserves of $70,159 are required from August 2015 through July 2017 and monthly TI/LC reserves of $34,077 are required thereafter, subject to a capped amount of $1.5 million. The loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the Kent Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KENT OFFICE PORTFOLIO

Properties are insured under acceptable blanket insurance policies; and (iii) the borrowers provide the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrowers will be required to establish a lender-controlled lockbox account and direct tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrowers or property manager relating to the Kent Office Portfolio Properties shall be deposited into the lockbox account within 30 days. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.25x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The Kent Office Portfolio Properties is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Kent Office Portfolio Properties, in whole, but not in part (unless a release and partial defeasance of the One Naylon Place property has occurred), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Following the lockout period, the borrowers are permitted to partially release the One Naylon Place property in connection with a bona-fide sale to an unaffiliated third-party via partial defeasance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance equal to the greater of (a) 100% of the net sales proceeds or (b) 120% of the One Naylon Place property’s allocated loan balance; (iii) the loan-to-value with respect to the Princeton Corporate Center property will be no greater than the loan-to-value ratio immediately prior to the release; (iv) the amortizing debt service coverage ratio (based on a 30-year amortization period) with respect to the Princeton Corporate Place property will be no less than the amortizing debt service coverage ratio immediately prior to the release; and (v) if required by the lender, receipt of rating agency confirmation from Fitch, Moody’s and Morningstar that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Kent Office Portfolio Properties (provided that the borrowers are not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

No. 6 – Sawmill Crossing Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$22,000,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$22,000,000			Location:	Columbus, OH
% of Initial Pool Balance:	3.0%			Size:	364 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$60,440
Borrower Name:	Sawmill Crossing Property, LLC			Year Built/Renovated:	2003/NAP
Sponsors:	Brian H. Yeager; Michelle R. Yeager			Title Vesting:	Fee
Mortgage Rate:	4.590%			Property Manager:	Self-managed
Note Date:	June 12, 2015			3rd Most Recent Occupancy (As of):	98.1% (5/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.4% (5/31/2013)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of):	95.0% (5/31/2014)
IO Period:	36 months			Current Occupancy (As of):	97.5% (5/18/2015)
Loan Term (Original):	120 Months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,735,291 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3)	$1,850,885 (Annualized 8 12/31/2014)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI (As of):	$1,885,987 (TTM 5/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$3,582,964
Additional Debt Type(1):	Mezzanine			U/W Expenses:	$1,580,865
				U/W NOI:	$2,002,099
				U/W NCF:	$1,911,099
				U/W NOI DSCR(1):	1.48x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.41x
				U/W NOI Debt Yield(1):	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.7%
Taxes	$45,526	$43,359	NAP	As-Is Appraised Value:	$31,050,000
Insurance	$29,581	$4,695	NAP	As-Is Appraisal Valuation Date:	May 12, 2015
Replacement Reserves	$0	$7,583	$273,000	Cut-off Date LTV Ratio(1):	70.9%
Performance Reserve	$750,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	62.2%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Sawmill Crossing Apartments Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $4,000,000. The LTV, DSCR, debt yield and Cut-off Date Principal Balance shown in the chart above are based solely on the Sawmill Crossing Apartments Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield were 1.04x, 83.7% and 7.4%, respectively.
(2)	See “Escrows” section.
(3)	The December 31, 2014 NOI is annualized from May 2014 through December 2014 due to the Sawmill Crossing Apartments Property being acquired in 2014.

The Mortgage Loan. The mortgage loan (the “Sawmill Crossing Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Columbus, Ohio (the “Sawmill Crossing Apartments Property”). The Sawmill Crossing Apartments Mortgage Loan was originated on June 12, 2015 by Rialto Mortgage Finance, LLC. The Sawmill Crossing Apartments Mortgage Loan had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and accrues interest at an interest rate of 4.590% per annum. The Sawmill Crossing Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Sawmill Crossing Apartments Mortgage Loan matures on July 6, 2025.

Following the lockout period, the borrower has the right to defease the Sawmill Crossing Apartments Mortgage Loan in whole, but not in part, on any date before March 6, 2025. In addition, the Sawmill Crossing Apartments Loan is prepayable without penalty on or after March 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SAWMILL CROSSING APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	84.6%	Loan payoff	$18,622,719	71.6%
Mezzanine loan	4,000,000	15.4	Closing costs	616,202	2.4
			Reserves	825,107	3.2
			Return of equity	5,935,973	22.8
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

The Property. The Sawmill Crossing Apartments Property is a 364-unit, garden-style multifamily property consisting of seven, three-story residential buildings situated on 12.8 acres located in Columbus, Ohio. The Sawmill Crossing Apartments Property is located approximately 11.0 miles northwest of the Columbus central business district. The improvements were constructed in 2003. Community amenities include a clubhouse, a pool, a fitness center, storage units, elevators, and detached garages. Unit amenities include fully equipped kitchens and washer/dryer connections. The Sawmill Crossing Apartments Property contains 546 surface parking spaces and 68 detached garage spaces for a total of 614 parking spaces, resulting in an overall parking ratio of 1.7 spaces per unit. As of May 18, 2015, the Sawmill Crossing Apartments Property was 97.5% occupied.

The following table presents certain information relating to the unit mix of the Sawmill Crossing Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
Studio	14	3.8%	556	$635
1 Bedroom/1 Bath	70	19.2%	672	$700
1 Bedroom/1.5 Bath	14	3.8%	985	$751
2 Bedroom/1 Bath	70	19.2%	998	$772
2 Bedroom/2 Bath	168	46.2%	965	$788
2 Bedroom/2.5 Bath	28	7.7%	1,200	$923
Total/Weighted Average	364	100.0%	918	$772

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Sawmill Crossing Apartments Property:

Historical Occupancy

5/31/2012(1)	5/31/2013(1)	5/31/2014(1)	5/18/2015(2)
98.1%	93.4%	95.0%	97.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SAWMILL CROSSING APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sawmill Crossing Apartments Property:

Cash Flow Analysis

	2013	Annualized 8 12/31/2014	TTM 5/31/2015	U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,190,922	$3,184,625	$3,188,563	$3,286,784		91.7%	$9,030
Grossed Up Vacant Space	0	0	0	82,625		2.3	227
Concessions	(38,730)	(51,921)	(36,114)	(1,944)		(0.1)	(5)
Other Income	224,924	254,182	298,124	298,124		8.3	819
Less Vacancy & Credit Loss	0	0	0	(82,625	)(1)	(2.3)	(227)

Effective Gross Income	$3,377,116	$3,386,886	$3,450,573	$3,582,964		100.0%	$9,843

Total Operating Expenses	$1,641,825	$1,536,001	$1,564,585	$1,580,865		44.1	$4,343

Net Operating Income	$1,735,291	$1,850,885	$1,885,987	$2,002,099		55.9%	$5,500
Capital Expenditures	0	0	0	91,000		2.5	250
Net Cash Flow	$1,735,291	$1,850,885	$1,885,987	$1,911,099		53.3%	$5,250

NOI DSCR	1.28x	1.37x	1.40x	1.48x
NCF DSCR	1.28x	1.37x	1.40x	1.41x
NOI DY	7.9%	8.4%	8.6%	9.1%
NCF DY	7.9%	8.4%	8.6%	8.7%

(1)	The underwritten economic vacancy is 2.5%. The Sawmill Crossing Apartments Property was 97.5% physically occupied as of May 18, 2015.

Appraisal. As of the appraisal valuation date of May 12, 2015, the Sawmill Crossing Apartments Property had an “as-is” appraised value of $31,050,000.

Environmental Matters. According to a Phase I environmental assessment dated May 27, 2015, there was no evidence of any recognized environmental conditions at the Sawmill Crossing Apartments Property.

Market Overview and Competition. The Sawmill Crossing Apartments Property is located in Columbus, Ohio, approximately 11.0 miles northwest of the Columbus central business district on the eastern border of Columbus and the suburb of Dublin. According to the appraisal, Dublin is home to the headquarters of Wendy’s, Ashland Inc., Cardinal Health, and several other corporations. According to a government agency, the unemployment rate for the Columbus metropolitan statistical area was 4.5% as of February 2015. In comparison, the unemployment rate in Ohio was 5.1%, and the national unemployment rate was 5.5% for the same time period. The Sawmill Crossing Apartments Property is situated along Allister Way, which is just south of West Dublin Granville Road and just east of Sawmill Road, two major surface streets in the neighborhood. The intersection of West Dublin Granville Road and Sawmill Road is a major retail hub for the area and is comprised of a mix of power centers, big box retailers and neighborhood centers. Power centers include Sun Center, a 527,000 square foot power center anchored by Babies “R” Us, Old Navy, Whole Foods and Bed Bath & Beyond. Other big box retailers in the area include Dick’s Sporting Goods, Target, Office Max, PetSmart, Hobby Lobby, Hallmark, Meijer, Kohl’s, Sports Authority, Home Depot, Sam’s Club, Burlington Coat Factory and an AMC Theatres. The area is also heavily developed with numerous freestanding restaurants, banks and service-oriented retailers. The estimated 2015 population within a one-, three- and five-mile radius of the Sawmill Crossing Apartments Property was 10,558, 86,351 and 214,241, respectively and the average annual household income within the same radii was $75,426, $93,355 and $101,406, respectively.

According to a third party market research report, the Sawmill Crossing Apartments Property is located in the Columbus market and the Upper Arlington submarket. As of first quarter 2015, the Columbus market contained 131,406 units, with a 5.0% vacancy rate and average monthly asking rent of $736 per unit. As of the first quarter of 2015, the Upper Arlington submarket contained 9,767 units, with a 4.0% vacancy rate and average monthly asking rent of $789 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SAWMILL CROSSING APARTMENTS

The following table presents certain information relating to comparable multifamily properties for the Sawmill Crossing Apartments Property:

Competitive Set(1)

	Sawmill Crossing Apartments (Subject)	Arbors of Dublin	Sawmill Ridge	Heathermoor Apartments	Bedford Commons	The Residences at Sawmill Park	Orchard at Wilcox
Location	Columbus, OH	Dublin, OH	Dublin, OH	Columbus, OH	Dublin, OH	Dublin, OH	Dublin, OH
Distance to Subject	NAP	0.7 miles	0.9 miles	2.2 miles	2.2 miles	1.4 miles	6.3 miles
Property Type	Garden	Garden	Garden/Townhouse	Garden/Townhouse	Townhouse	Garden	Garden
Number of Units	364	288	192	280	112	120	292
Average Rent (per unit)
Studio	$635	NAP	NAP	NAP	NAP	NAP	$770
1BR	$700-$751	$710-$945	$720	$620	NAP	$825	$850-$960
2BR	$772-$923	$975 - $999	$883	$840	$1,150-$1,210	$875-$880	$1,082-$1,435
3BR	NAP	$1,140	NAP	NAP	NAP	NAP	$1,645
Total Occupancy	98%	97%	99%	99%	97%	98%	98%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Sawmill Crossing Property, LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sawmill Crossing Apartments Mortgage Loan. Brian H. Yeager and Michelle R. Yeager are the guarantors of certain nonrecourse carveouts under the Sawmill Crossing Apartments Mortgage Loan.

The Sponsors. The sponsors, Brian H. Yeager and Michelle R. Yeager, are the co-founders of Champion Real Estate (“Champion”). Champion is a Columbus, Ohio based multifamily investment firm. Mr. Yeager, who serves as president and chief executive officer of Champion, has closed more than $350.0 million of multifamily sales since 2010 and currently oversees Champion’s existing multifamily portfolio of 12 properties totaling 4,525 units. Champion’s real estate holdings are valued at approximately $367.4 million. Ms. Yeager serves as chief operations officer for Champion and is responsible for Champion’s day-to-day operations.

Escrows. The loan documents provide for upfront escrows in the amount of $45,526 for real estate taxes and $29,581 for insurance. The loan documents also provide for ongoing monthly reserves in the amount of $43,359 for real estate taxes, $4,695 for insurance and $7,583 for replacement reserves (subject to a cap of $273,000).

In connection with Sawmill Crossing Apartments Mezzanine Loan (as defined and detailed below), the mezzanine borrower deposited an initial upfront performance reserve of $750,000, which may be returned to the mezzanine borrower if requested within two years of June 12, 2015, provided that the following conditions are satisfied (a) the borrower is entitled to only one request for disbursement; (b) (i) no event of default has occurred and is continuing at time of request; and (ii) there has been no previous monetary event of default under the Sawmill Crossing Apartments Mezzanine Loan that was not cured within five days and no more than three monetary defaults have occurred since the origination date; (c) no Cash Management Trigger Event (as defined below) is in effect; (d) the combined amortizing debt service coverage ratio of the Sawmill Crossing Apartments Mezzanine Loan and the Sawmill Crossing Apartments Mortgage Loan is at least be 1.10x, provided that if such debt service coverage ratio test is not satisfied, a portion or all of the performance reserve funds may be used to prepay the Sawmill Crossing Apartments Mezzanine Loan by the amount necessary to cause the combined amortizing debt service coverage ratio to equal 1.10x (with the balance of the performance reserve funds being released to the mezzanine borrower if all other conditions are satisfied); and (e) the mezzanine borrower has delivered an officer’s certificate confirming all conditions have been satisfied.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the Sawmill Crossing Apartments Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within three business days (or within one business day if an event of default is continuing) of receipt. All excess funds will be applied as follows (a) if the Cash Management Trigger Event was caused by the Sawmill Crossing Apartments Mezzanine Loan (as defined below), to RMezz Capital SS, LLC or (b) to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default or Sawmill Crossing Apartments Mezzanine Loan event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantors; (iv) any bankruptcy action of the manager; or (v) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), when such event of default or Sawmill Crossing Apartments Mezzanine Loan event of default has been cured, with respect to clauses (ii) & (iii), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions within 60 days of filing, with respect to clause (iv), when such bankruptcy petition has been discharged, stayed, or dismissed amount other conditions within 120 days of filing and may also be cured by the borrower replacing the manager with a qualified manager acceptable to the lender, and with respect to clause (v) once the amortizing debt service coverage ratio is greater than 1.05x for two (2) consecutive quarters.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.05x.

Property Management. The Sawmill Crossing Apartments Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SAWMILL CROSSING APARTMENTS

Assumption. The borrower has a right to transfer the Sawmill Crossing Apartments Property provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. As of July [ ], 2015, RMezz Capital SS, LLC (an affiliate of Rialto Mortgage Finance, LLC) is the holder of a mezzanine loan in the original amount of $4,000,000 (the “Sawmill Crossing Apartments Mezzanine Loan”) from Sawmill Crossing Holdings, LLC, a Delaware limited liability company that directly owns 100.0% of the Sawmill Crossing Apartments Mortgage Loan borrower. The Sawmill Crossing Apartments Mezzanine Loan accrues interest at an interest rate of 12.000% per annum and requires payments of principal and interest based on a 30-year amortization schedule. The Sawmill Crossing Apartments Mezzanine Loan matures on July 6, 2025. The rights of the Sawmill Crossing Apartments Mezzanine Loan lender are further described under “Description of the Mortgage Pool-Subordinate and/or Other Financing-Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Sawmill Crossing Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

No. 7 – Residence Inn Charlotte

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$22,000,000			Specific Property Type:	Extended Stay
Cut-off Date Principal Balance:	$21,942,896			Location:	Charlotte, NC
% of Initial Pool Balance:	3.0%			Size:	150 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$146,286
Borrower Name:	Charlotte Uptown R.I., LLC			Year Built/Renovated:	2000/2015
Sponsors:	R. Doyle Parrish; C. Eugene Singleton; J. David Beam, III			Title Vesting:	Fee/Leasehold
Mortgage Rate:	4.340%			Property Manager:	Self-managed
Note Date:	June 1, 2015			3rd Most Recent Occupancy (As of):	79.7% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.6% (12/31/2013)
Maturity Date:	June 1, 2025			Most Recent Occupancy (As of):	81.7% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	82.1% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,528,776 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,703,790 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$2,747,386 (TTM 4/30/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$6,681,592
				U/W Expenses:	$4,085,509
				U/W NOI:	$2,596,083
				U/W NCF:	$2,328,819
Escrows and Reserves(1):				U/W NOI DSCR:	1.98x
				U/W NCF DSCR:	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.8%
Taxes	$200,007	$20,001	NAP	U/W NCF Debt Yield:	10.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value(2):	$32,000,000
FF&E Reserve	$0	$22,272	NAP	As-Is Appraisal Valuation Date(2):	April 29, 2015
PIP Reserve	$2,250,000	$0	NAP	Cut-off Date LTV Ratio(2):	68.6%
Key Money Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(2):	55.3%

(1)	See “Escrows” section.
(2)	See “The Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Residence Inn Charlotte Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee and leasehold interest in an extended stay hotel located in Charlotte, North Carolina (the “Residence Inn Charlotte Property”). The Residence Inn Charlotte Mortgage Loan was originated on June 1, 2015 by Wells Fargo Bank, National Association. The Residence Inn Charlotte Mortgage Loan had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $21,942,896 and accrues interest at an interest rate of 4.340% per annum. The Residence Inn Charlotte Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Residence Inn Charlotte Mortgage Loan matures on June 1, 2025.

Following the lockout period, the borrower has the right to defease the Residence Inn Charlotte Mortgage Loan in whole, but not in part, on any date before March 1, 2025. In addition, the Residence Inn Charlotte Mortgage Loan is prepayable without penalty on or after March 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

RESIDENCE INN CHARLOTTE

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff(1)	$10,441,147	47.5%
			Reserves	2,450,007	11.1
			Closing costs	85,739	0.4
			Return of equity	9,023,107	41.0
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The Residence Inn Charlotte Property was previously securitized in the COMM 2005-C6 transaction.

The Property. The Residence Inn Charlotte Property is comprised of the fee and leasehold interests in a 150-room, eleven-story, extended stay hotel located in Charlotte, North Carolina, within the Charlotte central business district. Built in 2000 and situated on a 0.5-acre site, the Residence Inn Charlotte Property’s guestroom configuration includes 81 queen studios, 39 queen one-bedroom units, 10 king one-bedroom suites, 19 queen two-bedroom units and one king penthouse suite. Each guestroom features a flat screen television, dresser, work desk and chair, nightstands, lounge chair, fully equipped kitchenette with small refrigerator, coffee maker and microwave oven. Amenities at the Residence Inn Charlotte Property include approximately 1,200 square feet of meeting space, a fitness center, business center, guest laundry, sundry shop and the Mint Street Pub restaurant, which offers a full dinner and cocktail menu. The Residence Inn Charlotte Property also offers high-speed Wi-Fi, a complimentary breakfast and an evening manager’s reception. The Residence Inn Charlotte Property also features 80 garage parking spaces, equating to a parking ratio of 0.5 spaces per room. See “Ground Lease” section.

The Residence Inn Charlotte Property has been continually updated, with approximately $296,882 invested since 2012, which included lobby, guestroom and common area upgrades. The borrower is planning a $2.3 million renovation program on the Residence Inn Charlotte Property that includes replacing the FF&E in guest rooms, corridors and finishes in public spaces. The current franchise agreement with Marriott International, Inc. expires in February 2021; however, the borrower is currently negotiating to extend the franchise agreement to December 2034. Should the franchise agreement terminate or expire, the Residence Inn Charlotte Mortgage Loan will become full-recourse to the borrower and guarantors until an acceptable replacement franchise agreement is executed.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Residence Inn Charlotte Property:

Cash Flow Analysis

	2012	2013	2014	TTM 4/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	79.7%	82.6%	81.7%	82.1%	80.0%
ADR	$128.04	$131.90	$139.39	$140.72	$139.39
RevPAR	$102.08	$108.91	$113.93	$115.50	$111.51

Total Revenue	$6,182,059	$6,538,064	$6,820,172	$6,902,637	$6,681,592	100.0%	$44,544
Total Department Expenses	1,649,993	1,713,544	1,754,249	1,764,150	1,736,801	26.0	11,579
Gross Operating Profit	$4,532,066	$4,824,520	$5,065,923	$5,138,487	$4,944,791	74.0%	$32,965

Total Undistributed Expenses	2,004,333	2,012,994	2,083,624	2,112,499	2,063,708	30.9	13,758
Profit Before Fixed Charges	$2,527,733	$2,811,526	$2,982,299	$3,025,988	$2,881,083	43.1%	$19,207

Total Fixed Charges	262,454	282,750	278,509	278,602	285,000	4.3	1,900

Net Operating Income	$2,265,279	$2,528,776	$2,703,790	$2,747,386	$2,596,083	38.9%	$17,307
FF&E	0	0	0	0	267,264	4.0	1,782
Net Cash Flow	$2,265,279	$2,528,776	$2,703,790	$2,747,386	$2,328,819	34.9%	$15,525

NOI DSCR	1.73x	1.93x	2.06x	2.09x	1.98x
NCF DSCR	1.73x	1.93x	2.06x	2.09x	1.77x
NOI DY	10.3%	11.5%	12.3%	12.5%	11.8%
NCF DY	10.3%	11.5%	12.3%	12.5%	10.6%

The Appraisal. As of the appraisal valuation date of April 29, 2015, the Residence Inn Charlotte Property had an “as-is” appraised value of $32,000,000. The appraiser also concluded to an “as-complete & stabilized” value of $36,600,000 as of April 29, 2018. The “as-complete & stabilized” valuation assumes that the property improvement plan (“PIP”) has been completed (the $2.3 million PIP cost was reserved at loan closing) and the Residence Inn Charlotte Property is operating at a stabilized RevPAR of $125.55. The “as-complete & stabilized” value equates to a Cut-off Date LTV Ratio of 60.0% and an LTV Ratio at Maturity or ARD of 48.3%.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2015, there was no evidence of any recognized environmental conditions at the Residence Inn Charlotte Property.

Market Overview and Competition. The Residence Inn Charlotte Property is located in Charlotte, North Carolina, within the central business district and adjacent to BB&T Ballpark, one block northeast of Bank of America Stadium, two blocks north of the Duke Energy Center, four blocks northwest of the Charlotte Convention Center and seven blocks west of the Time Warner Cable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

RESIDENCE INN CHARLOTTE

Arena. The Residence Inn Charlotte Property is located in the Uptown area of Charlotte, home to Wells Fargo’s east coast headquarters, along with Bank of America’s and Duke Energy’s corporate headquarters. The Uptown area has a large office and commercial presence consisting mainly of office buildings with street-level restaurants and retail space. Uptown contains approximately 15.9 million square feet of Class A office space and has an overall vacancy rate of 8.2% with an additional 2.9 million square feet under construction or proposed. Some of the top accounts at the Residence Inn Charlotte Property include Duke Energy Corp., Deloitte LLP and Wells Fargo & Co. Further, there are currently 2.1 million square feet of retail in Uptown with another 321,000 square feet planned or under construction. According to the appraisal, two major transit projects are also under construction in the Uptown area: the 9.3 mile LYNX Blue Line extension, scheduled to be completed in 2017, will link Uptown to the University of North Carolina Charlotte, and the City LYNX Gold Line streetcar will open in 2015, linking Uptown to the southern suburbs with plans for a future 10-mile extension.

As mentioned, the Residence Inn Charlotte Property is also proximate to numerous demand drivers. The Duke Energy Center and Duke Energy’s headquarters are located two blocks south of the Residence Inn Charlotte Property; Duke Energy is the hotel’s largest corporate account. BB&T Ballpark, a 10,000 seat stadium that opened in April 2014, is home to the Charlotte Knights, Major League Baseball’s Chicago White Sox’s Triple-A affiliate and is located adjacent to the Residence Inn Charlotte Property. Bank of America Stadium, the 73,778 seat home to the National Football League’s Carolina Panthers, is located one block south of the Residence Inn Charlotte Property. Additionally, Time Warner Cable Arena is located 0.7 miles east of the Residence Inn Charlotte Property and is home to the National Basketball Association’s Charlotte Hornets. Collectively, these three venues had a 2014 combined sporting attendance of 2.5 million people, in addition to the other entertainment events and concerts that take place at these locations. Additional demand drivers include the Charlotte Convention Center, which is located 0.4 miles southeast of the Residence Inn Charlotte Property. The 850,000 square foot convention center attracts more than half a million visitors each year and features 280,000 square feet of contiguous exhibit space, 90,000 square feet of meeting and break-out rooms, and a 35,000 square foot ballroom. The convention center is located adjacent to the 150,000 square foot NASCAR Hall of Fame, which features another 40,000 square feet of exhibit space and had a 2014 attendance of 169,724 people. These demand drivers result in approximately 12.0 million annual visitors to the Uptown area. The demand segmentation at the Residence Inn Charlotte Property is 65.0% transient (which includes commercial demand), 25.0% extended stay and 10.0% meeting and group. Marriott International, Inc. is planning on entering into a franchise agreement with a new 182-room AC Hotel and a new 120-room Residence Inn, both to be built at the Epicenter, approximately 0.6 miles east of the Residence Inn Charlotte Property. Should construction of these hotels commence, the Residence Inn Charlotte franchise agreement includes a conditional payment (“Key Money”) to the borrower to compensate for any lost revenue as a result of the increase in competitive room nights (see the “Escrows” section). A third party hospitality research report identified a competitive set of eight hospitality properties, which contain 1,676 rooms and exhibited an average occupancy, ADR and RevPAR of 73.5%, $138.35 and $101.66, respectively, for the trailing 12-month period ending April 30, 2015.

The following table presents certain information relating to the Residence Inn Charlotte Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Residence Inn Charlotte			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2015 TTM	73.5%	$138.35	$101.66	81.5%	$142.66	$116.20	110.9%	103.1%	114.3%
4/30/2014 TTM	75.2%	$127.59	$95.91	81.7%	$135.47	$110.71	108.7%	106.2%	115.4%
4/30/2013 TTM	76.4%	$125.91	$96.18	81.9%	$127.39	$104.39	107.3%	101.2%	108.5%

(1)	Information obtained from a third party hospitality research report dated May 19, 2015. The competitive set includes: Fairfield Inn & Suites Charlotte Uptown, Holiday Inn Charlotte Center City, DoubleTree Charlotte, Hilton Garden Inn Charlotte Uptown, Hampton Inn Charlotte Uptown, Courtyard Charlotte City Center, aloft Hotel Charlotte Uptown @ EpiCentre, and Hyatt House Charlotte Center City.

The Borrower. The borrower is Charlotte Uptown R.I., LLC, a North Carolina limited liability company and a single purpose entity. R. Doyle Parrish, C. Eugene Singleton, and J. David Beam III are the guarantors of certain nonrecourse carveouts under the Residence Inn Charlotte Mortgage Loan.

The Sponsors. The sponsors are R. Doyle Parrish, C. Eugene Singleton, and J. David Beam III. Mr. Parrish and Mr. Singleton founded Summit Hospitality Group (“SHG”), a premier, full-service hotel management and consulting firm with over 25 years of experience developing, building, and operating hospitality assets. Founded in 1988, SHG maintains a portfolio of 18 hotels totaling 2,045 rooms with an estimated market value in excess of $200.0 million. SHG currently employs more than 700 people and operates properties in Raleigh, Charlotte, Chapel Hill, Durham, Winston-Salem, Pinehurst and Wilmington, North Carolina.

Escrows. The loan documents provide for upfront escrows in the amount of $200,007 for real estate taxes and $2.3 million for the PIP. The loan documents provide for monthly escrows in an amount equal to $20,001 for real estate taxes and for FF&E reserves in an amount equal to 4.0% of total revenue for the prior fiscal year (initially estimated to be $22,272). Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Residence Inn Charlotte Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums. In addition, the franchisor will pay the borrower $700,000 as Key Money upon the earlier of (i) 30 days following the commencement of the construction of the vertical structure elements of the first floor of the AC Hotel by Marriott (as mentioned above in the “Market Overview and Competition” section), which will occupy the floors below the proposed Residence Inn; or (ii) September 30, 2015. The borrower shall deposit the Key Money with the lender and the lender shall disburse funds to the franchisor, in the event the AC Hotel by Marriott and the Residence Inn by Marriott Hotel are not developed, and the franchisor is entitled to repayment from the borrower pursuant to the terms of the franchise agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

RESIDENCE INN CHARLOTTE

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and the borrower and property manager will be required to direct tenant to deposit all rents directly into such lockbox account, and direct all credit card providers to deposit all revenues received into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 8.0%; and (iii) the date 12 calendar months prior to the franchise agreement expiration date. A Cash Trap Event Period will be cured, with regard to clause (i) upon the cure of such event of default; with regard to clause (ii) upon the net cash flow debt yield being equal to or greater than 8.0% for two consecutive quarters; and with regard to clause (iii) if the borrower has entered into (a) a franchise agreement extension or (b) a replacement franchise agreement (acceptable to the lender), and in each event, the borrower has completed any required PIP work.

Property Management. The Residence Inn Charlotte Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Residence Inn Charlotte Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The borrower of the Residence Inn Charlotte Property has a sub-subleasehold interest in 80 parking spaces in an adjacent multi-level parking garage that contains approximately 2,600 parking spaces. The borrower sub-subleases the parking spaces from Duke Energy.  The sub-sublease is dated June 24, 1999 and does not expire.  The borrower paid Duke Energy a one-time rental fee of $620,000 for its perpetual use of the 80 parking spaces.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Residence Inn Charlotte Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Residence Inn Charlotte Property during the loan term. At the time of closing, the Residence Inn Charlotte Property has insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

No. 8 – Capitol Place Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$21,800,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$21,800,000			Location:	West Sacramento, CA
% of Initial Pool Balance:	2.9%			Size:	192 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$113,542
Borrower Name:	Capitol Place California Partners, LLC			Year Built/Renovated:	2005/NAP
Sponsors:	Jon Wood; Roger Kuula			Title Vesting:	Fee
Mortgage Rate:	4.780%			Property Manager:	Self-managed
Note Date:	June 30, 2015			3rd Most Recent Occupancy (As of):	92.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2013)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of):	96.4% (12/31/2014)
IO Period:	84 months			Current Occupancy (As of):	95.3% (5/14/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,301,486 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,504,853 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,576,785 (TTM 4/30/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$2,720,989
Additional Debt Type:	NAP			U/W Expenses:	$1,008,379
				U/W NOI:	$1,712,610
				U/W NCF:	$1,664,610
				U/W NOI DSCR:	1.25x
Escrows and Reserves(1):				U/W NCF DSCR:	1.22x
				U/W NOI Debt Yield:	7.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.6%
Taxes	$85,819	$20,433	NAP	As-Is Appraised Value:	$31,890,000
Insurance	$29,448	$2,337	NAP	As-Is Appraisal Valuation Date:	May 15, 2015
Replacement Reserves	$0	$4,000	NAP	Cut-off Date LTV Ratio:	68.4%
Deferred Maintenance	$4,919	$0	NAP	LTV Ratio at Maturity or ARD:	65.2%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Capitol Place Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in West Sacramento, California (the “Capitol Place Apartments Property”). The Capitol Place Apartments Mortgage Loan was originated on June 30, 2015 by Rialto Mortgage Finance, LLC. The Capitol Place Apartments Mortgage Loan had an original principal balance of $21,800,000, has an outstanding principal balance as of the Cut-off Date of $21,800,000 and accrues interest at an interest rate of 4.780% per annum. The Capitol Place Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 84 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Capitol Place Apartments Mortgage Loan matures on July 6, 2025.

Following the lockout period, the borrower has the right to defease the Capitol Place Apartments Mortgage Loan in whole, but not in part, on any date before April 6, 2025. In addition, the Capitol Place Apartments Mortgage Loan is prepayable without penalty on or after April 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$21,800,000	100.0%	Loan payoff(1)	$20,238,318	92.8%
			Closing costs	473,157	2.2
			Reserves	120,186	0.6
			Return of equity	968,339	4.4
Total Sources	$21,800,000	100.0%	Total Uses	$21,800,000	100.0%

(1)	The Capitol Place Apartments Property was previously securitized in the BACM 2007-1 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

CAPITOL PLACE APARTMENTS

The Property. The Capitol Place Apartments Property is a 192-unit, garden-style multifamily property consisting of ten two- and three-story buildings situated on approximately 9.4 acres located in West Sacramento, California, approximately 3.1 miles west of the Sacramento central business district. The improvements were constructed in 2005. Unit amenities include walk-in closets, ceiling fans, extra storage, internet access, window coverings, covered private patio/balcony, and stackable or full size washer/dryer. Community amenities include a swimming pool and spa, clubhouse with fireplace, billiard and game room, TV theatre room and state of the art fitness center. The Capitol Place Apartments Property has a controlled main entry access gate and 24-hour on-site maintenance. The Capitol Place Apartments Property contains 388 surface and carport parking spaces, reflecting an overall parking ratio of 2.0 spaces per unit. As of May 14, 2015, the Capitol Place Apartments Property was 95.3% occupied.

The following table presents certain information relating to the unit mix of the Capitol Place Apartments Property:

Unit Mix Summary(1) (2)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom / 1 Bath	22	11.5%	786	$994
1 Bedroom / 1 Bath	9	4.7%	821	$1,032
1 Bedroom / 1 Bath	11	5.7%	821	$666
2 Bedroom / 1 Bath	13	6.8%	946	$1,128
2 Bedroom / 1 Bath	7	3.6%	946	$959
2 Bedroom / 1 Bath	24	12.5%	1,015	$1,156
2 Bedroom / 2 Bath	84	43.8%	1,065	$1,168
2 Bedroom / 2 Bath	22	11.5%	1,097	$1,254
Total/Weighted Average	192	100.0%	993	$1,111

(1)	Information obtained from the underwritten rent roll.
(2)	15% (29 of 192) of the units are required to be made available for low and moderate-income housing pursuant to a regulatory agreement entered into with the City of West Sacramento when the Capital Place Property was developed. Eleven one bedroom units are required to be rented to residents with income less than 50% of the area median income, seven two bedroom units are required to be rented to residents with income less than 80% of the area median income and 11 two bedroom units are required to be rented to residents with income less than 110% of the area median income.

The following table presents historical occupancy percentages at the Capitol Place Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(!)	5/14/2015(2)
92.2%	93.8%	96.4%	95.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Capitol Place Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,062,291	$2,381,942	$2,450,145	$2,436,504		89.5%	$12,690
Grossed Up Vacant Space	0	0	0	126,060		4.6	657
Concessions	0	0	0	0		0.0	0
Other Income	240,858	270,134	286,987	286,987		10.5	1,495
Less Vacancy & Credit Loss	0	(110,775)	(105,499)	(128,563	)(1)	(4.7)	(670)
Effective Gross Income	$2,303,149	$2,541,301	$2,631,633	$2,720,989		100.0%	$14,172

Total Operating Expenses	$1,001,663	$1,036,448	$1,054,848	$1,008,379		37.1%	$5,252

Net Operating Income	$1,301,486	$1,504,853	$1,576,785	$1,712,610		62.9%	$8,920
Capital Expenditures	0	0	0	48,000		1.8	250
Net Cash Flow	$1,301,486	$1,504,853	$1,576,785	$1,664,610		61.2%	$8,670

NOI DSCR	0.95x	1.10x	1.15x	1.25x
NCF DSCR	0.95x	1.10x	1.15x	1.22x
NOI DY	6.0%	6.9%	7.2%	7.9%
NCF DY	6.0%	6.9%	7.2%	7.6%

(1)	The underwritten economic vacancy is 5.0%. The Capitol Place Apartments Property was physically 95.3% occupied as of May 14, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

CAPITOL PLACE APARTMENTS

Appraisal. As of the appraisal valuation date of May 15, 2015, the Capitol Place Apartments Property had an “as-is” appraised value of $31,890,000.

Environmental Matters. According to a Phase I environmental assessment dated May 26, 2015, there was no evidence of any recognized environmental conditions at the Capitol Place Apartments Property.

Market Overview and Competition. The Capitol Place Apartments Property is located in West Sacramento, California, within the Sacramento Metropolitan Statistical Area (“MSA”), which is the fifth largest MSA in the state and consists of Sacramento, El Dorado, Placer and Yolo Counties. The Capitol Place Apartments Property’s neighborhood is bounded by major regional arteries including Interstate 5, a north/south thoroughfare two miles east of the Capitol Place Apartments Property, and Interstate 80, an east/west thoroughfare eight miles north of Capitol Place Apartments Property. The Arden Fair Mall, located approximately eight miles east of the Capitol Place Apartments Property, is anchored by Macy’s and Nordstrom and includes over 165 tenants, encompassing 1.1 million square feet. The neighborhood surrounding the Capitol Place Apartments Property consists of a mixture of established single-family and multifamily residential properties supported by retail and industrial commercial development. National retailers located west of the Capitol Place Apartments Property include IKEA (approximately 1.9 miles), Home Depot (approximately 1.5 miles) and Walmart Supercenter (approximately 1.7 miles). The 2015 estimated population within a one, three, and five-mile radius of the Capitol Place Apartments Property is 16,785, 108,413 and 245,265, respectively. The 2015 estimated average household income within the same radii of the Capitol Place Apartments Property is $46,948, $58,930 and $64,952, respectively.

According to third party market research report, the Capitol Place Apartments Property is located in the Sacramento MSA market. As of first quarter 2015, the Sacramento MSA market contained 758 apartment buildings totaling 101,650 units with a 2.3% vacancy rate and average effective rental rate of $1,014 per unit.

The following table presents certain information relating to some comparable multifamily properties for the Capitol Place Apartments Property:

Competitive Set(1)

	Capitol Place Apartments (Subject)	City Park	Harbor Oaks	River Walk Villas	Monticello at Southport Apartments	Capital View	Governor’s Terrace
Location	West Sacramento, CA	Sacramento, CA	Sacramento, CA	Sacramento, CA	West Sacramento, CA	Sacramento, CA	Sacramento, CA
Distance to Subject	-	2.1 miles	3.2 miles	2.5 miles	4.7 miles	0.5 miles	1.5 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	192	103	474	65	208	40	44
Average Rent (per unit)
Studio	NAP	$910	NAP	NAP	NAP	NAP	$950
1BR	$666-$1,032	$1,135	$1,260-$1,265	$934	$1,069-$1,129	$995	$1,340-$1,365
2BR	$959-$1,254	$1,235	$1,280-$1,625	$1,140	$1,214-$1,433	$1,275-$1,395	$1,450-$1700
3BR	NAP	$1,700	NAP	NAP	NAP	NAP	NAP
Utilities	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant
Total Occupancy	95%	96%	95%	100%	94%	98%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Capitol Place California Partners, LLC, a single purpose entity with one independent director. Jon Wood and Roger Kuula are the guarantors of certain nonrecourse carveouts under Capitol Place Apartments Mortgage Loan.

The Sponsors. The sponsors, Jon Wood and Roger Kuula, are co-founders American Capital Group (“ACG”). ACG is a privately-held commercial real estate developer and home builder established in 1986. ACG is headquartered in Bellevue, Washington and operates regional offices in Sacramento, California and Scottsdale, Arizona. ACG has developed and currently maintains a multifamily portfolio of 79 properties totaling approximately 12,092 units located throughout ten western states. Mr. Kuula serves as chairman and chief executive officer of ACG. Mr. Kuula has been directly involved with real estate development, construction and management for more than 30 years. Mr. Wood is responsible for finance, acquisition, development and sales.

Escrows. The loan documents provide for upfront escrows in the amount of $85,819 for real estate taxes, $29,448 for insurance, and $4,919 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $20,433 for real estate taxes, $2,337 for insurance premiums and $4,000 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the Capitol Place Apartments Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrower, the guarantor or the manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for the borrower or guarantor and 120 days for the manager, among other conditions. Clause (ii) may also be cured by the borrower replacing the manager with a qualified manager acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

CAPITOL PLACE APARTMENTS

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrower, the guarantor, or the manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for the borrower or guarantor and 120 days for the manager, among other conditions. Clause (ii) may also be cured by the borrower replacing the manager with a qualified manager acceptable to the lender.

Property Management. The Capitol Place Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Capitol Place Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Capitol Place Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated June 9, 2015 indicated a probable maximum loss of 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

No. 9 – Pennbrook Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$18,300,000	Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$18,300,000	Location:	Philadelphia, PA
% of Initial Pool Balance:	2.5%	Size:	218 beds
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Bed:	$83,945
Borrower Name:	Aquinas Pennbrook, LP	Year Built/Renovated:	1926/2009
Sponsor:	Leonard Poncia	Title Vesting:	Fee
Mortgage Rate:	4.640%	Property Manager:	Self-managed
Note Date:	June 26, 2015	3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	July 1, 2025	Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	24 months	Current Occupancy (As of):	100.0% (5/31/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,363,213 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,415,351 (12/31/2014)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$1,450,908 (TTM 3/31/2015)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	No
Additional Debt Type:	NAP
U/W Revenues:	$1,706,005
U/W Expenses:	$324,644
U/W NOI:	$1,381,361
U/W NCF:	$1,355,461
U/W NOI DSCR:	1.22x
U/W NCF DSCR:	1.20x
Escrows and Reserves(1):	U/W NOI Debt Yield:	7.5%
U/W NCF Debt Yield:	7.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$25,800,000
Taxes	$17,301	$3,460	NAP	As-Is Appraisal Valuation Date:	May 8, 2015
Insurance	$42,900	$3,900	NAP	Cut-off Date LTV Ratio:	70.9%
Replacement Reserves	$0	$2,158	NAP	LTV Ratio at Maturity or ARD:	60.8%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Pennbrook Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 218-bed student housing property located in Philadelphia, Pennsylvania (the “Pennbrook Apartments Property”). The Pennbrook Apartments Mortgage Loan was originated on June 26, 2015 by Basis Real Estate Capital II, LLC. The Pennbrook Apartments Mortgage Loan had an original principal balance of $18,300,000, has an outstanding principal balance as of the Cut-off Date of $18,300,000 and accrues interest at an interest rate of 4.640% per annum. The Pennbrook Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Pennbrook Apartments Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrower has the right to defease the Pennbrook Apartments Mortgage Loan in whole, but not in part, on any day before April 1, 2025. In addition, the Pennbrook Apartments Mortgage Loan is prepayable without penalty on or after April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

PENNBROOK APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$18,300,000	100.0%	Loan payoff	$15,924,950	87.0%
			Reserves	60,201	0.3
			Closing costs	643,445	3.5
			Return of equity	1,671,403	9.1
Total Sources	$18,300,000	100.0%	Total Uses	$18,300,000	100.0%

The Property. The Pennbrook Apartments Property is a four-story, student-housing property located in Philadelphia, Pennsylvannia, directly across the street from St. Joseph’s University (“St. Joseph’s”). The Pennbrook Apartments Property is comprised of 74 units with 145 bedrooms and 218 beds; leases are on a per bed basis. Originally constructed in 1926, the Pennbrook Apartments Property was renovated in 2009 for approximately $8.9 million ($40,596/bed), which included façade updates, complete interior renovations, new mechanicals, new roof and common area updates. The unit mix at the Pennbrook Apartments Property consists of one-, two-, three- , four- and five-bedroom units. The Pennbrook Apartments Property is home to students from St. Joseph’s with a master lease in-place from St. Joseph’s (see “Master Lease” section below). St. Joseph’s is a private, co-educational Roman Catholic Jesuit university located in northwestern Philadelphia. St. Joseph’s was founded in 1851 and is the seventh oldest Jesuit university in the United States. St. Joseph’s had an endowment of $209.3 million (as of May 31, 2014) with an operating budget of $223.6 million (for fiscal year 2015) and maintains a credit rating of Aa3/A-/A from Moody’s/Standard & Poor’s/Fitch, respectively, as of June 30, 2015.

The Pennbrook Apartments Property features 38 beds within 30 one bedroom/one bathroom units, 90 beds within 30 two-bedroom/one-bathroom units, 30 beds within four three-bedroom/two-bathroom units, 40 beds within five four-bedroom/two-bathroom units and 20 beds within four five-bedroom/two-bathroom units. All units are furnished and have hardwood floors, vinyl tile flooring, updated/modern kitchens and bathrooms and new appliances (electric range/ovens, refrigerators, built-in microwaves, dishwashers and garbage disposals). Common area amenities include a management office, laundry room on each floor, and concrete sidewalks with handicapped accessible ramps. The Pennbrook Apartments Property contains no on-site parking. As of May 31, 2015, the Pennbrook Apartments Property was 100.0% leased. During the academic year 2014-2015 the Pennbrook Apartments Property was 100% occupied and 100% preleased for the 2015-2016 academic year.

The following table presents certain information relating to the unit mix of the Pennbrook Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	No. of Beds(2)	% of Total Beds	Avg. Unit Size (SF)
1 Bedroom	30	38	17.4%	659
2 Bedroom	30	90	41.3%	789
3-Bedroom	5	30	13.8%	1,223
4-Bedroom	5	40	18.4%	1,260
5-Bedroom	4	20	9.2%	1,075
Total/Weighted Average	74	218	100.0%	939

(1)	Information obtained from the appraisal. U/W rent per unit type is not available as the master lease rent was underwritten. St. Joseph’s is charging students an estimated blended rate of $848/bed while the underwritten master lease rent equates to $679/bed.
(2)	Some of the bedrooms contain two beds.

The following table presents historical occupancy percentages at the Pennbrook Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/31/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the historical cash flow statements. Figures are reflective of economic occupancy.
(2)	Information obtained from the underwritten rent roll and reflects physical occupancy.

Master Lease. The initial master lease was signed by St. Joseph’s in December of 2009 for five years and St. Joseph’s has exercised its right to renew three times. Per the sixth amendment exectued on June 21, 2015, St. Joseph’s exercised its four-yearextension option extending the term of the lease to May 31, 2019. The current annual fixed rent is $1,777,089. The St. Joseph’s lease requires a minimum three-year termination notice (with a rolling four-year term) and annual rent escalations of 3.0%. Thereafter, minimum fixed rent will equal the minimum fixed rent for the preceding lease year increased by the average year-over-year percentage rent increase experienced in St. Joseph’s owned and operated student housing for the preceding lease year. St. Joseph’s may extend the lease annually, provided that St. Joseph’s maintains a rolling lease term of at least four lease years. For example, if St. Joseph’s extends the lease next year, the lease will be extended to May 31, 2020. St. Joseph’s is required to give written notice by June 15th of the applicable year. St. Joseph’s is responsible for all leasing activities at the Pennbrook Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pennbrook Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per Bed
Base Rent	$1,654,747	$1,704,391	$1,716,954	$1,777,089(1)	104.2%	$8,152
Grossed Up Vacant Space	0	0	0	0	0.0	0
Concessions	0	0	0	0	0.0	0
Other Income	0	0	0	0	0.0	0
Less Vacancy & Collection Loss	0	0	0	(71,084)(2)	(4.2)	(326)
Effective Gross Income	$1,654,747	$1,704,391	$1,716,954	$1,706,005	100.0%	$7,826

Total Operating Expenses	$291,533	$289,040	$266,046	$324,644	19.0%	$1,489

Net Operating Income	$1,363,213	$1,415,351	$1,450,908	$1,381,361	81.0%	$8,337

Capital Expenditures	36,786	0	0	25,900	1.5	119
Net Cash Flow	$1,326,428	$1,378,566	$1,414,123	$1,355,461	79.5%	$6,218

NOI DSCR	1.21x	1.25x	1.28x	1.22x
NCF DSCR	1.17x	1.25x	1.28x	1.20x
NOI DY	7.4%	7.7%	7.9%	7.5%
NCF DY	7.2%	7.7%	7.9%	7.4%

(1)	The underwritten base rent is the current master lease rent.
(2)	The underwritten economic vacancy is 4.0%. The Pennbrook Apartments Property was 100.0% occupied as of May 1, 2015.

Appraisal. As of the appraisal valuation date of May 8, 2015, the Pennbrook Apartments Property had an “as-is” appraised value of $25,800,000.

Environmental Matters. According to a Phase I environmental assessment dated May 12, 2015, there was no evidence of any recognized environmental conditions at the Pennbrook Apartments Property.

Market Overview and Competition. The Pennbrook Apartments Property is located 0.5 miles southwest of St. Joseph’s main campus in the Overbrook area of Philadelphia, Pennsylvania, and is classified as on-campus housing by St. Joseph’s. St. Joseph’s operates a shuttle that runs approximately every 15 minutes from the Pennbrook Apartments Property and surrounding residence halls to other parts of the campus along City Avenue. The Pennbrook Apartments Property is also within walking distance of City Avenue shopping and amenities and is across the street from the Southeastern Pennsylvania Transportation Authority’s Overbrook Train Station, which is an approximate 15-minute train ride from downtown Philadelphia. St. Joseph’s runs four other residential dormitories immediately surrounding the train station. The Overbrook neighborhood was primarily developed between 1900 and 1960 and is mainly residential with many row houses and three- to four-story apartment buildings that are similar to the Pennbrook Apartments Property. It is a dense in-fill location with little available developable land. According to a third-party market research report, the 2015 estimated household population within a one-, three- and five-mile radii of the Pennbrook Apartments Property is 10,589, 101,882, and 284,179, respectively. The median household income within the same radii is $49,956, $40,461 and $41,121, respectively.

According to the appraisal, the Pennbrook Apartments Property is located in the Bala Cynwyd multifamily submarket, representing an off-campus multifamily market surrounding St. Joseph’s. The submarket consists primarily of smaller walk-up buildings and redeveloped or newly-constructed apartment buildings. According to the appraisal, as of March 31, 2015, the Bala Cynwyd multifamily submarket contained an overall inventory of 4,393 units reflecting a submarket vacancy of 2.7% and an effective rental rate of $1,200 per unit. The effective rents in the submarket have increased at an average rate of 3.1% per year since 2008. The appraisal identified a competitive set of five multifamily properties, which exhibited a 3.1% average vacancy rate and average monthly rent of approximately $1,621 per unit as of May 13, 2015. The appraiser concluded to a market rent of $1,150 per bed (equivalent to approximately $2,876 per unit).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PENNBROOK APARTMENTS

The following table presents certain information relating to comparable multifamily properties for the Pennbrook Apartments Property:

Competitive Set(1)(2)

	Pennbrook Apartments (Subject)	Executive House	Lincoln Court	Bala Apartments	The Metropolitan Bala	Drexel Arms	Overbrook Garden
Location	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA	Philadelphia, PA
Distance to Subject	--	0.2 miles	0.2 miles	1.5 miles	2.1 miles	0.1 miles	2.7 miles
Property Type	Student Housing	Multifamily	Multifamily	Multifamily	Multifamily	Student Housing	Multifamily
Year Built/Renovated	1926/2009	1984/NAV	1927/NAV	1931/NAV	1973/NAV	1930/NAV	1927/NAV
Number of Beds	218	302	58	146	140	24	69
Average Rent (per bed)(3)
Studio	NAP	NAP	$755	$993	$993	NAP	$700
1 Bedroom	$1,150	$1,498	$925	$883	$1,148	NAP	$860
2 Bedroom	$750	$883	$618	$513	$763	NAP	$548
3 Bedroom	$600	$540	NAP	$417	NAP	$850	NAP
4 Bedroom	$550	NAP	$525	$338	NAP	$850	NAP
5 Bedroom	$775	NAP	NAP	NAP	NAP	NAP	NAP
Occupancy	100%	97%	100%	96%	NAV	94%	NAV

(1)	Information obtained from the appraisal and underwritten rent roll.
(2)	Competitive set properties, aside from Drexel Arms, are not exclusively for student housing, but contain student populations.
(3)	Subject property rents represent estimated market rents as shown in the appraisal.

The Borrower. The borrower is Aquinas Pennbrook, LP, a Pennsylvania limited partnership. Leonard S. Poncia is the guarantor of certain nonrecourse carveouts under the Pennbrook Apartments Mortgage Loan.

The Sponsor. The sponsor is Leonard S. Poncia. Mr. Poncia is the president of Aquinas Realty Partners, a privately held, full-service real estate development company based in the Philadelphia region with a focus on investing in and developing value-add commercial mixed use, retail, residential and office projects. Mr. Poncia current portfolio consists of two multifamily properties (not including the Pennbrook Apartments Property) spanning 136 units in Philadelphia, Pennsylvania and Newton, Pennsylvania with an estimated market value of $68.5 million. The Estate of Stephen Girard, a high net worth philanthropic educational fund established in 1831 and administered by the city of Philadelphia primarily to develop and operate Girard College, holds a limited partner share (95.0%) in the borrower.

Escrows. The loan documents provide for upfront reserves of $17,302 for taxes and $42,900 for insurance. The loan documents also provide for ongoing monthly reserves of $3,461 for real estate taxes, $3,900 for insurance premiums and $2,158 for replacement reserves.

Lockbox and Cash Management. The Pennbrook Apartments Mortgage Loan requires a lender-controlled lockbox account, which is already in place. During a Trigger Event Period (as defined below), the borrower and property manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account will be swept to a lender-controlled cash management account on a daily basis.

A “Trigger Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falls below 1.15x for two consecutive calendar quarters; or (iii) St. Joseph’s University (“Anchor Tenant”) (a) fails to exercise its extension option per the terms of its lease (b) files for bankruptcy, (c) provides notices of its intent to terminate its lease early or terminates the lease, (d) defaults under the terms of its lease beyond applicable notice and cure periods and (e) fails to provide timely notice of its intent to renew or terminate its lease (with a minimum rolling lease term of four years) (all “Anchor Tenant Trigger Events”). A Trigger Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters on a trailing twelve month basis and with respect to clause (iii) borrower re-lets the premises to an acceptable replacement tenant which results in the Pennbrook Apartment Property having a debt yield of no less than 7.8% and a debt service coverage ratio of no less than 1.28x.

Property Management. The Pennbrook Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Pennbrook Apartments Property provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PENNBROOK APARTMENTS

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Pennbrook Apartments Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

No. 10 – Cross Gates Apartments Portfolio Properties

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$15,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$15,483,256			Location:	Slidell, LA
% of Initial Pool Balance:	2.1%			Size:	296 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$52,308
Borrower Name:	Slidell Rentals I, L.L.C.			Year Built/Renovated:	Various – See Table
Sponsor:	Jared J. Caruso-Riecke			Title Vesting:	Fee
Mortgage Rate:	4.930%			Property Manager:	Self-managed
Note Date:	July 1, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	July 1, 2025			Most Recent Occupancy (As of):	92.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	98.6% (5/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,301,544 (12/31/2013)
Call Protection:	L(25),D(94),O(1)			Most Recent NOI (As of):	$1,262,373 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues(3):	$2,446,382
				U/W Expenses:	$1,100,956
				U/W NOI:	$1,345,426
				U/W NCF:	$1,271,426
				U/W NOI DSCR:	1.36x
Escrows and Reserves(1):				U/W NCF DSCR:	1.28x
				U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$196,002	$21,778	NAP	As-Is Appraised Value:	$21,500,000
Insurance	$46,911	$15,637	NAP	As-Is Appraisal Valuation Dates:	May 5, 2015
Replacement Reserves	$0	$6,167	NAP	Cut-off Date LTV Ratio:	72.0%
Deferred Maintenance	$75,750	$0	NAP	LTV Ratio at Maturity or ARD:	59.1%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Cross Gates Apartments Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering three garden style multifamily properties totaling 296 units located in Slidell, Louisiana in St. Tammany Parish (the “Cross Gates Apartments Portfolio Properties”). The Cross Gates Apartments Portfolio Properties Mortgage Loan was originated on July 1, 2015 by Basis Real Estate Capital II, LLC. The Cross Gates Apartments Portfolio Properties Mortgage Loan had an original principal balance of $15,500,000, has an outstanding principal balance as of the Cut-off Date of $15,483,256 and accrues interest at an interest rate of 4.930% per annum. The Cross Gates Apartments Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Cross Gates Apartments Portfolio Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrower has the right to defease the Cross Gates Apartments Portfolio Properties Mortgage Loan in whole, but not in part, on any due date before July 1, 2025. In addition, the Cross Gates Apartments Mortgage Loan is prepayable without penalty on or after July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CROSS GATES APARTMENTS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$15,500,000	99.8%	Loan Payoff	$14,866,143	95.7%
Sponsor’s new cash contribution	37,587	0.2	Reserves	352,781	2.3
			Closing costs	318,663	2.1
Total Sources	$15,537,587	100.0%	Total Uses	$15,537,587	100.0%

The Portfolio Properties. The Cross Gates Apartments Portfolio Properties consist of three garden-style multifamily properties containing 296 units located in Slidell, St. Tammany Parish, Louisiana, approximately 32.9 miles northeast of the central business district of New Orleans, Louisiana. The Cross Gates Apartments Portfolio Properties were built between 1989 and 2012 and last renovated in 2015. The unit mix is comprised of 169 one-bedroom units, 121 two-bedroom units and six three-bedroom units. All units at the Cross Gates Apartment Portfolio Properties contain balconies/patios, central air conditioning, and in-unit washers and dryers. The Cross Gates Apartments Portfolio Properties are all within 1.5 miles along Military Road and have one leasing office. As of May 30, 2015, the Cross Gates Apartments Portfolio Properties were 98.6% occupied.

The Cross Roads Apartments property consists of seven one- and two-story garden-style multifamily buildings situated on two non-contiguous parcels totaling 9.8 acres in Slidell, Louisiana. Constructed between 1999 and 2011, the Cross Roads Apartments property contains 169 units comprised of 160 one-bedroom units (averaging 640 square feet) and nine two-bedroom units (averaging 1,000 square feet).

The M-H Apartments property consists of seventeen one- and two-story garden-style multifamily buildings situated on two non-contiguous parcels totaling 6.8 acres in Slidell, Louisiana. Constructed between 1989 and 1999, the property contains 69 units comprised of seven one-bedroom units (averaging 750 square feet), 56 two-bedroom units (averaging 1,150 square feet), and six three-bedroom units (averaging 1,700 square feet).

The Cross Gates Apartments property consists of 14 one- and two-story garden-style multifamily buildings situated on two non-contiguous parcels totaling 5.0 acres in Slidell, Louisiana. Built in 1989, the property contains 58 units comprised of two one-bedroom units (averaging 750 square feet) and 56 two-bedroom units (averaging 862 square feet).

Master Lease. The guarantor of the Cross Gates Apartments Portfolio Mortgage Loan is the tenant under a master lease that has a monthly base rent obligation of $171,020. After its initial two-year term, the master lease automatically renews every year until such time as the last of the 240 month-to-month leases put in place by the previous owner of the Cross Gates Apartments Portfolio Properties are converted to traditional 12-month leases. The master lease base rent is reduced each time a tenant enters into a written lease for any apartment unit at rent at least as much as previously received for that unit and for a term of not less than one year, and such tenant takes physical possession of such unit and commences paying full unabated rent.

The following table presents certain information relating to the Cross Gates Apartments Portfolio Properties:

Property Name	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	No. of Units	Appraised Value	Allocated LTV
Cross Roads Apartments	$8,641,817	55.8%	97.6%	1999-2012/NAP	169	$12,000,000	72.0%
M-H Apartments	$3,888,819	25.1%	100.0%	1989-1999/2015	69	$5,400,000	72.0%
Cross Gates Apartments	$2,952,621	19.1%	100.0%	1989/2008	58	$4,100,000	72.0%
Total/Weighted Average	$15,483,256	100.0%	98.6%		296	$21,500,000	72.0%

The following table presents certain information relating to the unit mix of the Cross Gates Apartments Portfolio Properties:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Base Rent
1 Bedroom	169	57.1%	652	$662
2 Bedroom / 1 Ba	52	17.6%	850	$723
2 Bedroom / 2 Ba	69	23.3%	1,135	$843
3 Bedroom / 2 Ba	6	2.0%	1,700	$1,105
Total/Weighted Average	296	100.0%		$724

(1)	Information obtained from the underwritten rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CROSS GATES APARTMENTS PORTFOLIO

The following table presents historical occupancy percentages at the Cross Gates Apartments Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(2)	5/30/2015(3)
NAV	NAV	92.0%	98.6%

(1)	The sponsor acquired the Cross Gates Apartments Portfolio Properties in December 2014 and the previous owner did not provide the 2012 or 2013 occupancy.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cross Gates Apartments Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,171,143	$2,235,899	$2,570,904	105.1%	$8,685
Grossed Up Vacant Space	0	0	0	0%	$0
Other Income	39.360	26,354	26,105	1.1%	$88
Less Vacancy & Credit Loss	(8,736)	(0)	(150,626)(2)	(6.2)%	(509)
Effective Gross Income	$2,201,767	$2,262,254	$2,446,382	100.0%	$8,265

Total Operating Expenses	$900,223	$999,881	$1,100,956	45.0%	$3,719

Net Operating Income	$1,301,544	$1,262,373	$1,345,426	55.0%	$4,545
Capital Expenditures	0	0	74,000	3.0%	250
Net Cash Flow	$1,301,544	$1,262,373	$1,271,426	51.9%	$4,295

NOI DSCR	1.33x	1.29x	1.38x
NCF DSCR	1.33x	1.29x	1.30x
NOI DY	8.4%	8.2%	8.7%
NCF DY	8.4%	8.2%	8.2%

(1)	The sponsor acquired the Cross Gates Apartments Portfolio Properties in December 2014 and historical financials prior to 2013 were not provided by the seller.

(2)	The underwritten economic vacancy is 5.8%. The Cross Gate Apartments Portfolio Properties were 98.6% physically occupied as of May 30, 2015.

Appraisal. As of the appraisal valuation date of May 5, 2015, the Cross Gates Apartments Portfolio Properties had an aggregate “as-is” appraised value of $21,500,000.

Environmental Matters. According to a Phase I environmental assessment dated May 15, 2015 and May 18, 2015, there was no evidence of any recognized environmental conditions at the Cross Gates Apartments Portfolio Properties.

Market Overview. The Cross Gates Apartments Portfolio Properties are located within 1.4 miles of each other in Slidell, Louisiana in St. Tammany Parish within the New Orleans-Metairie Metropolitan Statistical Area (“New Orleans MSA”). The Cross Gates Apartments Portfolio Properties are located 36.3 miles northeast of the New Orleans central business district, 34.0 miles northeast of the historic French Quarter (Vieux Carre), 29.2 miles southeast of Covington (parish seat of St. Tammany Parish), and 90.9 miles east of Baton Rouge (state capital of Louisiana). St. Tammany is the most affluent parish in the New Orleans MSA and is referred to as part of the “North Shore” due to its location on Lake Pontchartrain.

According to a third-party market research report, the New Orleans MSA had an estimated population of 1,247,749 in 2014. In addition, the New Orleans MSA population has grown 4.9% since 2010 and is projected to grow by 6.9% by 2019. The number of households within a five-mile radius of the Cross Gates Apartments Portfolio Properties is also expected to increase through 2019 with an annual growth rate of 1.5%. The 2015 estimated average household income within a one-, three- and five- mile radius of the Cross Gates Apartments Portfolio Properties was $104,162, $87,739 and $76,179 respectively. The New Orleans economy is dominated by four major sectors: oil/gas and related activities, tourism, the port and ship/boat building, and aerospace manufacturing. The presence of universities, hospitals, legal/accounting and other professional services, together with key installations of the United States Navy and other military operations in the region adds to its diversified economic base. The New Orleans region is also a major transportation hub and a leader in production of crude oil and natural gas processing facilities.

The Cross Gates Apartments Portfolio Properties are located in the St. Tammany submarket of the overall New Orleans multifamily market. The New Orleans multifamily market had a vacancy rate of 5.6% as of the first quarter of 2015, which represents an 8.2% decrease from the 2013 vacancy rate of 6.1%. Furthermore, the average asking rent for the New Orleans MSA as of the first quarter of 2015 was $911 per unit per month, a 4.5% increase from 2013 average asking rent of $872. As of first quarter of 2015, the St. Tammany multifamily submarket had an occupancy rate of 94.2%. The average submarket rent per unit is currently $911 as of the first quarter of 2015, an increase of $39 since 2013. Currently none of properties in the St. Tammany Parish multifamily submarket are offering concessions. There are currently no apartment properties under construction in the immediate area that are expected to compete with the Cross Gates Apartments Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Borrower. The borrower is Slidell Rentals I, L.L.C., a Louisiana limited liability company and single purpose entity. Jared J. Caruso-Riecke is the guarantor of certain nonrecourse carve-outs under the Cross Gates Apartments Portfolio Mortgage Loan.

The Sponsor. The sponsor is Jared J. Caruso-Riecke. Mr. Caruso-Riecke is a lifetime resident of St. Tammany Parish, Louisiana and the Riecke family has a long history of real estate development, construction, and banking in the New Orleans area. Upon graduation from Louisiana State University in Baton Rouge in 1994, Mr. Caruso-Riecke returned home to start his own construction and real estate development companies. Since that time, Mr. Caruso-Riecke has served as the managing member of numerous projects ranging from historical renovation, single and multifamily housing projects, to shopping center developments. Mr. Caruso-Riecke also founded Gulf South Real Estate Management, which manages several hundred apartment units and rental houses, as well as in excess of 100,000 square feet of commercial space. Excluding the Cross Gates Apartments Portfolio Properties, the sponsor owns or manages an additional 310 multifamily units across seven buildings in Louisiana, including 250 units in St. Tammany Parish.

Escrows. The loan documents provide for upfront reserves in the amount of $196,002 for real estate taxes, $46,911 for insurance, and $75,750 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $21,778 for real estate taxes, $15,637 for insurance and $6,167 for replacement reserves.

Recourse. $2,225,000 of the Cross Gates Apartments Portfolio Mortgage Loan is full recourse to the borrower and the guarantor, jointly and severally, until such time as the borrower demonstrates to the lender’s satisfaction, to be determined in the lender’s sole discretion, that the stabilized net operating income (after deduction of contributions to the replacement reserves) for the Cross Gates Apartments Portfolio Properties is at least $1,271,000 for two consecutive years.

Lockbox and Cash Management. Upon the occurrence of a Cash Management Period (as defined below), the borrower is required to establish a lender-controlled cash management account into which the borrower is required to deposit all rents and other income within two business days of receipt and the tenants are required to deposit directly. During a Cash Management Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the amortizing net cash flow debt service coverage ratio being less than 1.20x for one calendar quarter. A Cash Management Period will expire, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive quarters.

Property Management. The Cross Gates Apartments Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Cross Gates Apartments Portfolio Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C30 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Cross Gates Apartments Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Cross Gates Apartments Portfolio Properties. At the time of Cross Gates Apartments Portfolio Mortgage Loan closing, the Cross Gates Apartments Portfolio Properties has insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-C30	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970